UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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VISTEON CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DATE:	THURSDAY, JUNE 12, 2014
TIME:	11:00 AM EASTERN DAYLIGHT TIME
LOCATION:	GLENPOINTE MARRIOTT
100 FRANK W. BURR BOULEVARD
TEANECK, NEW JERSEY

To Visteon Stockholders,

We invite you to attend our 2014 Annual Meeting of Stockholders at the Glenpointe Marriott. At this meeting, you and the other stockholders will be able to vote on the following proposals, together with any other business that may properly come before the meeting:

1.	Elect the eight directors to the Board of Directors. The Board has nominated for election Duncan H. Cocroft, Jeffrey D. Jones, Timothy D. Leuliette, Robert J. Manzo, Francis M. Scricco, David L. Treadwell, Harry J. Wilson and Kam Ho George Yuen, all current directors.

2.	Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2014.

3.	Provide advisory approval of the Company’s executive compensation.

You may vote on these proposals in person or by proxy. If you cannot attend the meeting, we urge you to vote by proxy, so that your shares will be represented and voted at the meeting in accordance with your instructions. Instructions on how to vote by proxy are contained in the Proxy Statement and in the Notice of Internet Availability of Proxy Materials. Only stockholders of record at the close of business on April 15, 2014 will be entitled to vote at the meeting or any adjournment thereof.

By order of the Board of Directors

Heidi A. Sepanik

Secretary

Van Buren Township, Michigan

April 29, 2014

VISTEON CORPORATION

One Village Center Drive

Van Buren Township, Michigan 48111

PROXY STATEMENT

April 29, 2014

INTRODUCTION

The Board of Directors of Visteon Corporation (“Visteon,” the “Company,” “we,” “us” or “our”) is soliciting your proxy to encourage your participation in the voting at the Annual Meeting of Stockholders. You are invited to attend the Annual Meeting and vote your shares directly. However, even if you do not attend, you may vote by proxy. As shown in the Notice of Annual Meeting, the Annual Meeting will be held on Thursday, June 12, 2014, at the Glenpointe Marriott in Teaneck, New Jersey. Directions to the meeting location can be found in Appendix B.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 12, 2014

Our Notice of Annual Meeting and Proxy Statement, Annual Report to Stockholders, electronic proxy card and other Annual Meeting materials are available on the Internet at www.proxyvote.com, together with any amendments to any of these materials that are required to be furnished to stockholders. The Notice of Internet Availability of Proxy Materials contains important information, including instructions on how to access and review the proxy materials online and how to vote your shares over the Internet or by telephone. If you receive a Notice, you will not receive a paper or email copy of the proxy materials unless you request one in the manner set forth in the Notice.

VOTING

How to Vote Your Shares

If you are a registered stockholder, you can vote at the meeting any shares that were registered in your name as the stockholder of record as of the record date. If your shares are held in “street name” through a broker, bank or other nominee, you are not a holder of record of those shares and cannot vote them at the Annual Meeting unless you have a legal proxy from the holder of record. If you plan to attend and vote your street name shares at the Annual Meeting, you should request a legal proxy from your broker, bank or holder of record and bring it with you to the meeting.

Whether or not you plan to attend the meeting, we strongly encourage you to vote by proxy prior to the meeting. You may vote your shares prior to the meeting by following the instructions provided on the Notice of Internet Availability of Proxy Materials, this proxy statement and the voter website, www.proxyvote.com. If you requested a paper copy of the proxy materials, voting instructions are also contained on the proxy card enclosed with those materials.

If you are a registered stockholder, there are three ways to vote your shares before the meeting:

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By Internet (www.proxyvote.com):  Use the Internet to transmit your voting instructions until 11:59 p.m. EDT on June 11, 2014. Have your Notice of Internet Availability of Proxy Materials with you when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

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By telephone (1-800-690-6903):  Use any touch-tone telephone to submit your vote until 11:59 p.m. EDT on June 11, 2014. Have your Notice of Internet Availability of Proxy Materials in hand when you call and then follow the instructions you receive from the telephone voting site.

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By mail:  If you requested a paper copy of the proxy materials, mark, sign and date the proxy card enclosed with those materials and return it in the postage-paid envelope we have provided. To be valid, proxy cards must be received before the start of the Annual Meeting. Proxy cards should be returned to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If your shares are held in street name, your broker, bank or other holder of record may provide you with a Notice of Internet Availability of Proxy Materials. Follow the instructions on the Notice to access our proxy materials and vote online or to request a paper or email copy of our proxy materials. If you received these materials in paper form, the materials included a voting instruction card so you can instruct your broker, bank or other holder of record how to vote your shares.

You should provide voting instructions for all proposals appearing on the proxy/voting instruction card. The persons named as proxies on the proxy card will vote your shares according to your instructions. However, if you do not provide voting instructions with your proxy, then the designated proxies will vote your shares for the election of the nominated directors, for the ratification of the Company’s independent registered public accounting firm, and for the approval of the Company’s executive compensation. If any nominee for election to the Board is unable to serve, which is not anticipated, or if any other matters properly come before the meeting, then the designated proxies will vote your shares in accordance with their best judgment.

How to Revoke Your Proxy

If you are a registered stockholder, you can revoke your proxy and change your vote at any time prior to the Annual Meeting by:

•	Notifying our Corporate Secretary in writing at One Village Center Drive, Van Buren Township, Michigan 48111 (the notification must be received by the close of business on June 11, 2014);

•	Voting again by Internet or telephone prior to 11:59 p.m. EDT on June 11, 2014 (only the latest vote you submit will be counted); or

•	Submitting a new properly signed and dated paper proxy card with a later date (your proxy card must be received before the start of the Annual Meeting).

If your shares are held in street name, you should contact your broker, bank or other holder of record about revoking your voting instructions and changing your vote prior to the meeting.

If you are eligible to vote at the Annual Meeting, you also can revoke your proxy or voting instructions and change your vote at the Annual Meeting by submitting a written ballot before the polls close.

Stockholders Entitled to Vote and Ownership

You are entitled to one vote at the Annual Meeting for each share of the Company’s common stock that you owned of record at the close of business on April 15, 2014. As of April 15, 2014, the Company had issued and outstanding 48,419,574 shares of common stock. Information regarding the holdings of the Company’s stock by directors, executive officers and certain other beneficial owners can be found beginning on page 12.

A list of the stockholders of record entitled to vote at the Annual Meeting will be available for review by any stockholder, for any purpose related to the meeting, between 9:00 a.m. and 5:00 p.m. at the principal offices of the Company, located at One Village Center Drive, Van Buren Township, Michigan 48111, for ten days before the meeting.

Required Vote to Approve the Proposals

The Company’s Bylaws require that a majority of the Company’s common stock be represented at the Annual Meeting, whether in person or by proxy, for the quorum that is needed to transact any business.

Election of Directors.  To be elected, directors must receive a majority of the votes cast (the number of shares voted “For” a director nominee must exceed the number of votes cast “Against” that nominee), except in the event of a contested election. A properly executed proxy marked “Abstain” with respect to such matter will not be counted as votes “For” or “Against” a director, although it will be counted for purposes of determining whether there is a quorum. In the event of a contested election (where the number of nominees exceeds the number of vacancies), the affirmative vote of a plurality of the votes cast at the meeting would be required for the election of directors. A properly executed proxy marked to withhold authority with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

Other Proposals.  For each proposal other than the election of directors, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked “Abstain” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

If you hold your shares in street name through a broker or other nominee and you do not give voting instructions at least ten days before the meeting to your broker or other nominee, then your broker or other nominee may exercise voting discretion only with respect to matters considered to be “routine” by the New York Stock Exchange, such as the ratification of the appointment of the independent registered public accounting firm. On non-routine matters, such as the election of directors and the other proposals, the brokers or other nominees cannot vote your shares absent voting instructions from the beneficial holder, resulting in so-called “broker non-votes.” Broker non-votes are not deemed to be votes cast, and as a result have no effect on the outcome of any matters presented, but will be counted in determining whether there is a quorum.

Where to Find Voting Results

The Company will publish the voting results in a Current Report on Form 8-K to be filed with the SEC within four business days after the voting results are known. You will also find the results in the investor information section of the Company’s website (www.visteon.com/investors).

Cost of Solicitation

The Company will pay for soliciting these proxies. The Company’s directors, officers and employees may solicit proxies in person or by telephone, mail, email, telecopy or letter. The Company has also retained Georgeson Inc. to assist it in distributing proxy solicitation materials and soliciting proxies at a cost of approximately $8,000 plus reasonable out-of-pocket expenses. The Company will reimburse brokers and other nominees for their reasonable out-of-pocket expenses for forwarding proxy materials to beneficial owners.

ITEM 1. ELECTION OF DIRECTORS

The first proposal on the agenda for the Annual Meeting will be electing eight directors to hold office until the Annual Meeting of Stockholders to be held in 2015. We expect each nominee for election as a director to be able to serve if elected. If any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees, unless the Board chooses to reduce the number of directors serving on the Board.

The Company’s Bylaws provide that in any uncontested election (an election in which the number of nominees for director is not greater than the number to be elected), each director shall be elected if the number of votes cast “for” the nominee’s election exceed the number of votes cast “against” that nominee’s election. The Bylaws also provide that any nominee who does not receive more votes cast “for” the nominee’s election than the number of votes cast “against” that nominee in an uncontested election is expected to promptly tender his or her resignation to the Chairman of the Board, which resignation shall be promptly considered through a process managed by the Corporate Governance and Nominating Committee, to determine if a compelling reason exists for concluding that it is in the best interests of the Company for such incumbent to remain a director based on certain factors. The Corporate Governance and Nominating Committee shall provide its recommendation to the Board with respect to any tendered resignation within 14 days of the certification of the election voting results and such recommendation shall be acted on by the Board within 30 days of the certification of the voting results. If a resignation offer is not accepted by the Board, it will publicly disclose its decision, including a summary of reasons for not accepting the offer of resignation. In a contested election (an election in which the number of nominees for director is greater than the number to be elected), the directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

Director Nomination Process

The Corporate Governance and Nominating Committee assesses all director candidates, whether submitted by management, a stockholder or otherwise, and recommends nominees for election to the Board. In April 2014, the Corporate Governance and Nominating Committee determined that all incumbent directors wishing to stand for election this year should be re-nominated to stand for election at this Annual Meeting. The key considerations for Board candidates in this process included: specific skills and intellectual capital aligned with the Company’s future strategic and operating challenges, strong commitment to increasing shareholder value, core business competencies, including a record of success, financial literacy, and a high degree of ethics and integrity, interpersonal skills, enthusiasm, independence and prior board experience. As noted above, such process also highlighted selecting a Board that would have a diversity of international perspectives and experiences in light of the Company’s global business.

The Board concurred with the recommendations of the Corporate Governance and Nominating Committee. The specific experiences, qualifications and skills that were considered in their initial selection, and considered by the Board in their nomination, are included after each of the individual biographies below. Messrs. Cocroft, Jones, Leuliette, Manzo, Scricco, Treadwell, Wilson and Yuen are current directors and nominees who have been elected by stockholders at the last annual meeting stockholders.

The Board of Directors Recommends that You Vote FOR the Election of Duncan H. Cocroft, Jeffrey D. Jones, Timothy D. Leuliette, Robert J. Manzo, Francis M. Scricco, David L. Treadwell, Harry J. Wilson and Kam Ho George Yuen as Directors.

Nominees for Directors

Duncan H. Cocroft is 70 years old and he has been a director of Visteon since October 18, 2010. Mr. Cocroft is the former Executive Vice President, Finance and Treasurer of Cendant Corporation, a provider of consumer and business services primarily in the travel and real estate services industries, a position he held from June 1999 until March 2004. During that time, Mr. Cocroft also served as Executive Vice President and Chief Financial Officer of PHH Corporation, Cendant’s wholly-owned finance subsidiary. Prior to joining Cendant in June 1999, Mr. Cocroft served as Senior Vice President, Chief Administrative Officer and Principal Financial Officer of Kos Pharmaceuticals, Inc. and as Vice President and Chief Financial Officer of International Multifoods Corporation. Mr. Cocroft also serves as a director of SBA Communications Corporation.

Mr. Cocroft has experience as a chief financial officer and other financial oversight positions at large, global public companies, as well as other senior management experience including the oversight of information systems and human resources. He also has experience chairing the audit committee of a public company.

Jeffrey D. Jones is 61 years old and he has been a director of Visteon since October 1, 2010. Mr. Jones is an attorney with Kim & Chang, a South Korea-based law firm, a position he has held since 1980. Mr. Jones serves as Chairman of the Board of Partners for Future Foundation, a Korean non-profit foundation. Mr. Jones has also served as a director of POSCO and the Doosan Corporation during the past five years.

Mr. Jones has over thirty years of international legal experience, with particular focus on Asia. He has served on the board of multinational companies and has been active in civic and charitable activities. He has served as chairman of the American Chamber of Commerce in Korea, as an advisor to several organizations and government agencies in Korea, and as a recognized member of the Korean Regulatory Reform Commission.

Timothy D. Leuliette is 64 years old and he has been Visteon’s Chief Executive Officer and President since September 30, 2012, and a director of the Company since October 1, 2010. From August 10, 2012 to September, 30, 2012, Mr. Leuliette served as Visteon’s Interim Chairman of the Board, Interim Chief Executive Officer and Interim President, and prior to that Mr. Leuliette was the Senior Managing Director of FINNEA Group, LLC, an investment and financial services firm, since October 14, 2010. Mr. Leuliette has also served as the President and Chief Executive Officer of Dura Automotive LLC, an automotive supplier, from July 2008, a director of Dura from June 2008, and the Chairman of the Board of Dura from December 2008. Mr. Leuliette also served as a Managing Director of Patriarch Partners LLC, the majority stockholder of Dura. Prior to that, he served as Co-Chairman and Co-Chief Executive Officer of Asahi Tec Corporation, a manufacturer of automotive parts and other products, and Chairman, Chief

Executive Officer and President of Metaldyne Corporation, an automotive supplier, from January 2001 to January 2008. Over his career he has held executive and management positions at both vehicle manufacturers and suppliers and has served on both corporate and civic boards, including as Chairman of the Detroit Branch of the Federal Reserve Bank of Chicago.

Mr. Leuliette has extensive experience in the automotive industry, including leadership roles with diversified suppliers of automotive components, systems and modules. He has deep experience with integrating acquired business, overseeing sophisticated sale transactions and restructuring distressed companies.

Robert J. Manzo is 56 years old and he has been a director of Visteon since June 14, 2012. Mr. Manzo is the founder and managing member of RJM, LLC and RJM I, LLC, providers of consulting services to troubled companies, positions he has held since 2005. From 2000 to 2005, Mr. Manzo was the senior managing director of FTI Consulting, Inc., a global business advisory firm. Mr. Manzo is a graduate of Rider University and is a certified public accountant.

Mr. Manzo has extensive experience advising distressed companies in the automotive and other industries, and possesses financial and accounting expertise.

Francis M. Scricco is 64 years old. He was appointed Visteon’s non-Executive Chairman of the Board on September 30, 2012, and has been a director of Visteon since August 10, 2012. Mr. Scricco is the former Senior Vice President, Manufacturing, Logistics and Procurement of Avaya, Inc., a global business communications provider, a position he held from February 2007 to October 2008. Prior to that he was Avaya’s Senior Vice President, Global Services since March 2004. Mr. Scricco also served as the interim Chief Operating Officer of Oasys Water, Inc. from August 2011 to December 2011 and again from May 2012 to September 2012. Mr. Scricco also serves on the boards of Masonite, Inc., Tembec, Inc. and Wastequip, LLC.

Mr. Scricco has extensive global business leadership experience, including public company board service.

David L. Treadwell is 59 years old and he has been a director of Visteon since August 10, 2012. Mr. Treadwell currently serves on the boards of Flagstar Bank and FairPoint Communications, which are listed on the New York Stock Exchange. Mr. Treadwell also serves, since January 2011, as Chairman of C & D Technologies, a producer and marketer of electrical power storage and conversion products; since March 2012, as Chairman of Revere Industries, a manufacturer of various plastic and metal components for industrial use; since January 2013, as Chairman of Grow Michigan, LLC, a $30 million mezzanine debt fund targeted to promoting economic growth in Michigan’s small business community; and since July 2013, as Chairman of AGY, LLC, a leading producer of high tech glass fiber for a variety of global applications. Mr. Treadwell served as President and CEO of EP Management Corporation, formerly known as EaglePicher Corporation, from August 2006 to September 2011. Mr. Treadwell was EaglePicher’s chief operating officer from June 2005 to July 2006. Prior to that, he served as Oxford Automotive’s CEO from 2004 to 2005.

Harry J. Wilson is 42 years old and he has been a Director of Visteon since July 28, 2011. He has been the Chairman and Chief Executive Officer of MAEVA Group, LLC, a turnaround and restructuring boutique, since January 2011. Prior to that, he served as a Senior Advisor on the President’s Automotive Task Force from March 2009 to August 2009, and he was a Partner at Silver Point Capital, a credit oriented investment fund, where he joined as a Senior Analyst in May 2003 and served until August 2008. Mr. Wilson was the Republican nominee for the office of New York State Comptroller in 2010. During the past five years, Mr. Wilson has also served on the boards of Yahoo! Inc. and YRC Worldwide, Inc.

Mr. Wilson has extensive financial and transactional expertise including advising and investing in a broad range of companies in the automotive and other industries, as well as public company board experience.

Kam Ho George Yuen is 69 years old and he has been a Director of Visteon since June 13, 2013. Mr. Yuen is the former Chief Executive of The Better Hong Kong Foundation, a non-profit organization founded to enhance public confidence in Hong Kong with overseas business and political leaders, a position he held from September 1997 until August 2006. Prior to that, he was the Assistant Director/Acting Deputy Director of the Information Services Department of the Hong Kong Government. Mr. Yuen is also a non-executive director of PNG Resources Holdings Limited, a Hong Kong listed company, and Industrial and Commercial Bank of China (Asia) Limited. He also served as an independent non-executive director of Tradelink Electronic Commerce Limited, a Hong Kong listed company, from November 2006 until May 2011. Mr. Yuen is a Standing Committee Member of Convocation and Member of the Court of the University of Hong Kong, and a board director/Vice-Chairman of the Hong Kong Society for the Aged since 1979.

Mr. Yuen is active in many international business conferences and government and community activities. He was appointed by the United Nations Economic and Social Commission for Asia and the Pacific (UNESCAP) as a member of the Business Advisory Council since September 2012. He is also an advisor to the following organizations: the China National Committee for Pacific Economic Cooperation (PECC China), the Institute of Finance and Trade Economics, Chinese Academy of Social Sciences, The Shanghai Academy of Social Sciences, and the Board of International Investment of Guangzhou Municipality, China. He is also a Fellow of the Hong Kong Institute of Directors, a member of the British Institute of Management and the Institute of Marketing, United Kingdom. From February 2006 to February 2013, he was a member of the Chinese People’s Political Consultative Conference, Guangxi Autonomous Region in China. He graduated from The University of Hong Kong with a Bachelor’s Degree (Honors) and attended post-graduate studies at the International Marketing Institute, Oxford University, and INSEAD.

Mr. Yuen has extensive international business leadership experience, including with Hong Kong listed companies, and continuing involvement in global corporate governance and civic concerns.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines to define the role of the Board, its structure and composition, as well as set forth principles regarding director commitment expectations and compensation. The guidelines also limit the number of other boards a director may serve on and the maximum age of directors.

Board Leadership Structure

After considering evolving governance practices and its current profile, since September 2012, the Board has separated the positions of Chairman and Chief Executive Officer by appointing a non-executive Chairman. The non-executive Chairman will serve in a lead capacity to coordinate the activities of the other outside Directors and to perform the duties and responsibilities as the Board of Directors may determine from time to time. Currently, these responsibilities include:

•	To preside at all meetings of shareholders;

•	To convene and preside at all meetings of the Board, including executive sessions of the independent Directors;

•	Develop, with the assistance of the Chief Executive Officer (the “CEO”), the agenda for all Board meetings;

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Collaborate with the CEO, committee Chairs, and other Directors to establish meeting schedules, agendas, and materials in order to ensure that all Directors can perform their duties responsibly and that there is sufficient time for discussion of all agenda items;

•	Advise the CEO on the quantity, quality, and timeliness of information delivered by management to the Board and provide input so that Directors can effectively and responsibly perform their duties;

•	Counsel the CEO on issues of interest or concern to Directors and encourage all Directors to engage the CEO with their interests and concerns;

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Serve as a liaison on Board-related issues between Directors and the CEO and management although Directors maintain the right to communicate directly with the CEO or any member of management on any matter;

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Assist the Board and the Company’s officers in assuring compliance with and implementation of the Company’s Corporate Governance Guidelines. Work in conjunction with the Corporate Governance and Nominating Committee to recommend revisions, as appropriate, to the Corporate Governance Guidelines;

•	Make recommendations to the Board concerning the retention of counsel and consultants who report directly to the Board on board matters (as opposed to committee counsel or consultants);

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Work with the Chair of each committee during the annual review of committee charters and work with the Chair of the Corporate Governance and Nominating Committee with respect to committee assignments and the recruitment and selection of new Board members;

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Represent the Board in shareholder engagement meetings and similar activities with other stakeholders, serve as a focal point for shareholder communications addressed to Directors, and advise the CEO of the timing and substance of such communications; in each case as approved by the Board;

•	Convene special meetings of the Company’s shareholders consistent with the terms of the Company’s Bylaws from time to time in effect; and

•	Help set the tone for the highest standards of ethics and integrity.

The Board believes that a non-executive Chairman can help provide effective, independent Board leadership.

Board Risk Oversight

The Board believes that its primary responsibility is to oversee the business and affairs of the Company for the protection and enhancement of shareholder value, which includes assessing major risks facing the Company and options for mitigating these risks. The committees help the Board carry out this responsibility by focusing on specific key areas of risk inherent in our business.

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The Audit Committee oversees risks associated with financial and accounting matters, including compliance with legal and regulatory requirements, and the Company’s financial reporting and internal control systems.

•	The Corporate Governance and Nominating Committee oversees risks associated with corporate governance, including Board structure and director succession planning.

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The Organization and Compensation Committee helps ensure that the Company’s compensation policies and practices support the retention and development of executive talent with the experience required to manage risks inherent to the business and do not encourage or reward excessive risk-taking by our executives.

•	The Finance and Corporate Strategy Committee oversees risks associated with financial instruments, financial policies and strategies, and capital structure.

The Board receives regular updates from the committees about their activities in this regard. The Company’s enterprise risk management approach utilizes a risk committee comprised of management level employees to monitor, manage and communicate significant risks related to global financial, operating, strategic, and compliance matters. The risk committee meets on a regular basis, and is chaired by the Company’s General Counsel, who makes periodic reports to the Chief Executive Officer and the Board of Directors or its committees.

Director Independence

The Corporate Governance Guidelines adopted by the Board of Directors provide that a majority of the members of the Board, and each member of the Audit, Organization and Compensation, Corporate Governance and Nominating, and Finance and Corporate Strategy Committees, must meet the independence criteria of applicable law and stock exchange listing standards. For a director to be considered independent, the Board must determine that the director does not have any direct or indirect material relationship with the Company. To assist it in determining director independence, the Board of Directors has adopted the Visteon Director Independence Guidelines. The Visteon Director Independence Guidelines contain categorical standards of independence which conform to, or are more exacting than applicable law and stock exchange listing standards. In addition to applying its guidelines, the Board will consider all relevant facts and circumstances that it is aware of in making an independence determination.

The Board undertook its annual review of director independence in April 2014, and, based on the listing standards of the New York Stock Exchange and the Visteon Director Independence Guidelines, the Board has affirmatively determined that all of the non-employee directors, namely Messrs. Cocroft, Jones, Manzo, Scricco, Treadwell, Wilson and Yuen, are independent. None of these non-employee directors currently has any relationship with the Company (other than as a director or stockholder). Mr. Leuliette is not independent due to his employment as a senior executive of the Company.

Meetings and Executive Sessions

During 2013, the Board of Directors held ten regularly scheduled and special meetings. Under the Company’s Corporate Governance Guidelines, directors are expected to attend all scheduled Board and committee meetings as well as the Company’s Annual Meeting of Stockholders. No director attended less than 75% of the aggregate number of meetings of the Board and Board committees on which he or she served during 2013. All current directors attended the last Annual Meeting of stockholders in 2013.

Pursuant to the Corporate Governance Guidelines, the non-employee directors meet without management at the end of every regularly scheduled Board meeting. The presiding director at these meetings is the non-executive Chairman or the Lead Independent Director, or if there be none, the most tenured independent director in attendance.

Board Committees

The Board has established four standing committees. The principal functions of each committee are briefly described on the following pages.

Audit Committee

The Board has a standing Audit Committee, currently consisting of Duncan H. Cocroft (Chair), Robert J. Manzo and David L. Treadwell, all of whom are considered independent under the rules and regulations of the Securities and Exchange Commission, the New York Stock Exchange listing standards and the Visteon Director Independence Guidelines. The Board has determined that each of the current members of the Audit Committee has “accounting and related financial management expertise” within the meaning of the listing standards of the New York Stock Exchange, and Messrs. Cocroft and Manzo is qualified as an “audit committee financial expert” within the meaning of the rules and regulations of the Securities and Exchange Commission. During 2013, the Audit Committee held seven regularly scheduled and special meetings. The duties of the Audit Committee are generally:

•	to select and evaluate the independent registered public accounting firm;

•	to approve all audit and non-audit engagement fees and terms;

•	to review the activities and the reports of the Company’s independent registered public accounting firm;

•	to review internal controls, accounting practices, financial structure and financial reporting, including the results of the annual audit and review of interim financial statements;

•	to review and monitor compliance procedures; and

•	to report the results of its review to the Board.

The charter of the Audit Committee, as well as any future revisions to such charter, is available on the Company’s website at www.visteon.com/investors. The Audit Committee Report can be found beginning on page 42.

Organization and Compensation Committee

The Board also has a standing Organization and Compensation Committee, consisting of David L. Treadwell (Chair), Duncan H. Cocroft and Kam Ho George Yuen, all of whom are considered independent under the New York Stock Exchange listing standards and the Visteon Director Independence Guidelines. During 2013, the Organization and Compensation Committee held thirteen regularly scheduled and special meetings. The Organization and Compensation Committee oversees the Company’s programs for compensating executive officers and other key management employees, including the administration of the Company’s stock-based compensation plans, and approves the salaries, bonuses and other awards to executive officers. Other duties of the Organization and Compensation Committee are generally:

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to review and approve corporate goals and objectives relative to the compensation of the Chief Executive Officer, evaluate the Chief Executive Officer’s performance and set the Chief Executive Officer’s compensation level based on this evaluation;

•	to review and approve executive compensation and incentive plans;

•	to approve the payment of cash performance bonuses and the granting of stock-based awards to the Company’s employees, including officers; and

•	to review and recommend management development and succession planning.

The charter of the Organization and Compensation Committee, as well as any future revisions to such charter, is available on the Company’s website at www.visteon.com/investors.

The Chief Executive Officer of the Company, with the consultation of the vice president, human resources, provides recommendations to the committee on the amount and forms of executive compensation, and assists in the preparation of Committee meeting agendas. Pursuant to the Company’s 2010 Incentive Plan, the Committee may delegate its power and duties under such plan to a committee consisting of two or more officers of the Company except in respect of individuals subject to the reporting or liability provisions of Section 16 of the Securities Exchange Act of 1934, as amended. The Committee has authorized the vice president, human resources, together with the concurrence of either of the chief financial officer or the general counsel, to approve awards of up to 30,000 stock options and/or stock appreciation rights (subject to an annual limit of 300,000 stock options and/or stock appreciation rights) and up to 15,000 shares of restricted stock and/or restricted stock units (subject to an annual limit of 150,000 shares of restricted stock and/or restricted stock units) to individuals the Company desires to hire or retain, except any individual who is or upon commencing employment will be subject to the liability provisions of Section 16 of the Securities Exchange Act of 1934, as amended.

The Committee has the authority to retain, approve the fees and other terms of, and terminate any compensation consultant, outside counsel or other advisors to assist the committee in fulfilling its duties. During 2013, the Committee retained the firm of Frederic W. Cook & Co., Inc., an executive compensation consulting firm, to advise the Committee on competitive market practices and trends as well as on specific executive and director compensation matters as requested by the Committee or the Board. The Company maintains no other significant direct or indirect business relationships with this firm, and no conflict of interest with respect to such firm was identified. In addition, the Company utilizes Towers Watson and Pay Governance to provide broad-based benchmarking data for executive pay.

Corporate Governance and Nominating Committee

The Board also has a standing Corporate Governance and Nominating Committee, consisting of Robert J. Manzo (Chair), Jeffrey D. Jones and Harry J. Wilson., all of whom are considered independent under the New York Stock Exchange listing standards and the Visteon Director Independence Guidelines. During 2013, the Corporate Governance and Nominating Committee held five regularly scheduled and special meetings. The duties of the Corporate Governance and Nominating Committee are generally:

•	to develop corporate governance principles and monitor compliance therewith;

•	to review the performance of the Board as a whole;

•	to review and recommend to the Board compensation for outside directors;

•	to develop criteria for Board membership;

•	to identify, review and recommend director candidates; and

•	to review and monitor certain environmental, safety and health matters.

The charter of the Corporate Governance and Nominating Committee, as well as any future revisions to such charter, is available on the Company’s website at www.visteon.com/investors.

The Corporate Governance and Nominating Committee has the authority to retain consultants to assist with director recruitment and compensation matters. During 2013, the Corporate Governance and Nominating Committee retained the firm of Frederic W. Cook & Co., Inc., to advise the Committee on competitive market practices and trends for outside director compensation.

Finance and Corporate Strategy Committee

The Board has a standing Finance and Corporate Strategy Committee, consisting of Harry J. Wilson (Chair), Jeffrey D. Jones and Kam Ho George Yuen, all of whom are considered independent under the Visteon Director Independence Guidelines. During 2013, the Finance and Corporate Strategy Committee held seven regularly scheduled and special meetings. The duties of the Finance and Corporate Strategy Committee generally are:

•	to review and make recommendations to the Board regarding the Company’s cash flow, capital expenditures and financing requirements;

•	to review the Company’s policies with respect to financial risk assessment and management including investment strategies and guidelines;

•	to review and make recommendations on mergers, acquisitions and other major financial transactions requiring Board approval;

•	to consider and recommend to the Board stock sales, repurchases or splits, as appropriate, and any changes in dividend policy; and

•	to evaluate bona fide proposals in respect of major acquisitions, dispositions, mergers and other transactions for recommendation to the Board.

The charter of the Finance and Corporate Strategy Committee, as well as any future revisions to such charter, is available on the Company’s website at www.visteon.com/investors.

Code of Ethics

The Company has adopted a code of ethics, as such phrase is defined in Item 406 of Regulation S-K that applies to all directors, officers and employees of the Company and its subsidiaries, including the Chief Executive Officer, the Executive Vice President and Chief Financial Officer and the Vice President and Chief Accounting Officer. The code, entitled “Ethics and Integrity Policy,” is available on the Company’s website at www.visteon.com.

Communications with the Board of Directors

Stockholders and other persons interested in communicating directly with the Chairman of the Board, a committee chairperson or with the non-management directors as a group may do so as described on the Company’s website (www.visteon.com/investors), or by writing to the chairperson or non-management directors of Visteon Corporation c/o of the Corporate Secretary, One Village Center Drive, Van Buren Township, Michigan 48111.

The Corporate Governance and Nominating Committee also welcomes stockholder recommendations of director candidates. Stockholders may suggest candidates for the consideration of the committee by submitting their suggestions in writing to the Company’s Secretary, including the agreement of the nominee to serve as a director. In addition, the Company’s Bylaws contain a procedure for the direct nomination of director candidates by stockholders (see page 44), and any such nomination will also be automatically submitted to the Corporate Governance and Nominating Committee for consideration.

DIRECTOR COMPENSATION

The table below summarizes the compensation paid by the Company to non-employee directors for the fiscal year ended December 31, 2013. Directors who are employees of the Company receive no additional compensation for serving on the board.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)
Duncan H. Cocroft	115,000	105,000	—	220,000
Jeffery D. Jones	90,000	105,000	—	195,000
Robert J. Manzo	110,000	105,000	—	215,000
Francis M. Scricco	90,000	255,000	—	345,000
David L. Treadwell	110,000	105,000	—	215,000
Harry J. Wilson	100,000	105,000	—	205,000
Kam Ho George Yuen	47,500	105,000	—	152,500

(1)	The following director deferred 2013 cash compensation into their deferred unit account under the Deferred Compensation Plan for Non-Employee Directors (described below):

Name	2013 Cash Deferred
Mr. Manzo	$110,000

(2)	As of December 31, 2013, and pursuant to the Visteon Corporation Non-Employee Director Stock Unit Plan (described further below), Messrs. Cocroft and Jones each owned 6,734 stock units, Mr. Wilson owned 5,331 stock units, Mr. Manzo owned 4,055 stock units, Messrs. Scricco and Treadwell each owned 3,707 stock units, and Mr. Yuen owned 1,619 stock units. Mr. Scricco also owned 5,644 stock units granted pursuant to the 2010 Incentive Plan.

All non-employee directors currently receive an annual cash retainer of $95,000, which was an increase from $85,000 as of June 30, 2013 based on a review of current market practices and shareholder approval of an increase in the annual equity award. Committee chairs, except for the Chair of the Audit Committee, and Audit Committee members receive an additional annual committee retainer of $10,000. The Chair of the Audit Committee and the Lead Independent Director, if any, received an additional annual retainer of $15,000. All retainers are paid in quarterly installments. In addition, the Company reimburses its directors for expenses, including travel and entertainment, they incur in connection with attending board and committee meetings.

The Company’s Non-Employee Director Stock Unit Plan provides for an annual grant to each non-employee director of stock units valued at $105,000 on the day following the Company’s annual meeting. Amounts are allocated to the unit accounts based on the average of the high and low price of the Company’s common stock on the date of award, and the value of this account is directly related to the performance of the Company’s common stock. Amounts attributed to a director’s unit account under the Non-Employee Director Stock Unit Plan will not be distributed until after termination of his or her board service, either in a lump sum or in ten annual installments on the later of January 15th of the year following or six months after the date of termination of service. In 2013, the non-executive Chairman of the Board received a restricted stock unit award valued at $150,000 under the 2010 Incentive Plan with terms similar to awards under the Non-Employee Director Stock Unit Plan.

Non-employee directors may elect to defer up to 100% of their total retainer and any cash payments under the Deferred Compensation Plan for Non-Employee Directors, a nonqualified benefit plan, into a unit account. The amounts deferred into the unit account are allocated based on the average of the high and low price of the Company’s common stock on the date of the deferral, and the value of this account is directly related to the performance of the Company’s common stock. Amounts deferred on or prior to September 30, 2010, but after June 1, 2009 were credited to an interest bearing account. All amounts deferred are distributed following termination of board service in a lump sum or in ten annual installments on the later of January 15th of the year following or six months after the date of termination of service. As noted above, stock units held under the Non-Employee Director Stock Unit Plan and the Deferred Compensation Plan for Non-Employee Directors cannot be sold or transferred during a director’s service on the

Company’s board. The Company believes that this restriction best links director and stockholder interests. The Company’s current stock ownership guidelines also require non-employee directors to hold all their equity-based awards from the Company until termination from board service.

STOCK OWNERSHIP

The following contains information regarding the stock ownership of the nominees for election as directors, the Company’s executive officers and beneficial owners of more than five percent of the Company’s voting securities.

Ownership of the Company’s common stock is shown in terms of “beneficial ownership.” A person generally “beneficially owns” shares if he or she has either the right to vote those shares or dispose of them, and more than one person may be considered to beneficially own the same shares.

In this proxy statement, unless otherwise noted, a person has sole voting and dispositive power for those shares shown as beneficially owned by him or her. The percentages shown in this proxy statement compare the person’s beneficially owned shares with the total number of shares of the Company’s common stock outstanding on April 15, 2014 (48,419,574 shares).

Directors, Nominees and Executive Officers

The following table contains stockholding information for the Company’s director nominees and executive officers, as well as stock units credited to their accounts under various compensation and benefit plans as of April 15, 2014. No shares have been pledged as collateral for loans or other obligations by any director or executive officer listed below.

	Common Stock Beneficially Owned		Stock Units(2)(3)
Name	Number(1)	Percent of Outstanding
Timothy D. Leuliette	16,256	*	61,953
Duncan H. Cocroft	1,000	*	6,734
Jeffery D. Jones	—	*	6,734
Robert J. Manzo	5,000	*	7,008
Francis M. Scricco	3,950	*	9,351
David L. Treadwell	2,000	*	3,707
Harry J. Wilson	2,500	*	5,331
Kam Ho George Yuen	—	*	1,619
Jeffrey M. Stafeil	6,627	*	19,381
Robert C. Pallash	—	*	625
Martin T. Thall	—	*	16,000
Steve Meszaros	33,340	*	837
Joy Greenway	—	*	—
All executive officers, directors and director nominees as a group (15 persons)	58,245	*	84,205

*	Less than 1%.

(1)	Includes shares of common stock which the following executive officer had a right to acquire ownership of pursuant to stock options or stock appreciation rights granted by the Company and exercisable on or within 60 days after April 15, 2014: Mr. Meszaros (14,725 shares).

(2)	For non-employee directors, the amounts shown include stock units credited under the Deferred Compensation Plan for Non-Employee Directors, the Non-Employee Director Stock Unit Plan and the Visteon Corporation 2010 Incentive Plan, and are payable following termination of Board service in cash or shares of common stock at the election of the Company.

(3)	Includes restricted stock units granted to executive officers under the Visteon Corporation 2010 Incentive Plan, which are payable upon vesting in cash or shares of common stock at the election of the Company.

Other Beneficial Owners

The Company believes that the following table is an accurate representation of beneficial owners of more than 5% of any class of the Company’s voting securities as of April 15, 2014. The table is based upon reports on Schedules 13G and 13D and Forms 4 filed with the Securities and Exchange Commission or other information believed to be reliable.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Ownership	Percent of Class
Common Stock	Morgan Stanley 1585 Broadway New York, New York 10036	2,504,666 shares held with sole voting power, 1,663 shares held with shared voting power and 2,507,104 shares held with shared dispositive power	5.2%
Common Stock	The Vanguard Group. 100 Vanguard Boulevard Malvern, Pennsylvania 19355	31,409 shares held with sole voting power, 2,658,236 shares held with sole dispositive power, and 28,109 shares held with shared dispositive power	5.52%
Common Stock	JANA Partners LLC. 767 Fifth Avenue, 8th Floor New York, New York 10153	2,775,297 shares held with sole voting and dispositive power	5.7%

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers, directors and greater than 10% stockholders to file certain reports (“Section 16 Reports”) with respect to their beneficial ownership of the Company’s equity securities. Based solely on a review of copies of reports furnished to the Company, or written representations that no reports were required, the Company believes that during 2013 all Section 16 Reports that were required to be filed were filed on a timely basis.

TRANSACTIONS WITH RELATED PERSONS

Our Ethics and Integrity Policy instructs all its employees, including the Named Executive Officers, to avoid conflicts between personal interests and the interests of Visteon, as well as any action that has the potential for impacting the Company adversely or interfering with the employee’s objectivity. The policy also requires any employee having a financial interest in, or a consulting, managerial or employment relationship with, a competitor, customer, supplier or other entity doing business with Visteon to disclose the situation to their manager or to the legal or human resources departments of the Company. The Company’s compliance group implements the Ethics and Integrity Policy and related policies and annually requires all management employees, including the Named Executive Officers, to complete a questionnaire disclosing potential conflicts of interest transactions. In addition, the Audit Committee is responsible for overseeing our ethics and compliance program, including compliance with the Ethics and Integrity Policy, and all members of the Board are responsible for complying with such policy. The Corporate Governance and Nominating Committee reviews the professional occupations and associations of board nominees, and annually reviews transactions between Visteon and other companies with which our Board members and executive officers are affiliated to the extent reported in response to our directors and officers questionnaire. The Ethics and Integrity Policy is in writing. See page 45 of this proxy statement under “Miscellaneous” for instructions on how to obtain a copy.

COMPENSATION COMMITTEE REPORT

The Organization and Compensation Committee of the Board of Directors (hereafter referred to as the “Committee”) oversees the Company’s programs for compensating executive officers and other key management employees, including the administration of the Company’s equity-based compensation plans, and approves the salaries, bonuses and other awards to executive officers. The Committee has reviewed and discussed the Compensation Discussion and Analysis below with management of the Company, and, based on such review and discussion, the Committee has recommended to the Board of Directors that the compensation discussion and analysis so stated be included in this Proxy Statement. Organization and Compensation Committee

David L. Treadwell (Chairman)

Duncan H. Cocroft

Kam Ho George Yuen

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis presents information about the compensation of the following executive officers named in the Summary Compensation Table beginning on page 25 (the “Named Executive Officers” or “NEOs”), including:

•	Timothy D. Leuliette, President and Chief Executive Officer (CEO);

•	Jeffrey M. Stafeil, Executive Vice President and Chief Financial Officer (CFO);

•	Martin T. Thall, Executive Vice President and President of Visteon Electronics, effective November 19, 2013;

•	Steve Meszaros, Vice President and President, Electronics Product Group until November 19, 2013 and Vice President until December 31, 2013; and

•	Robert C. Pallash, Senior Vice President and President, Global Customer Group until December 31, 2013.

Compensation information is also presented Ms. Joy M. Greenway, who served as our Senior Vice President until her departure on April 30, 2013.

Executive Summary

The executive team is focused on delivering profits and generating cash, through the Company’s value creation strategy of optimizing the business portfolio to maximize shareholder value. During 2013, the Company drastically simplified our business structure, providing opportunities to increase shareholder value and making the business easier to understand. The Company is now focused on two market leading businesses — Climate and Electronics — with industry-leading technologies, strong margins and high growth potential. Highlights of 2013 business and strategic results include:

•	Generating total shareholder return of +52% for 2013;

•	2013 Adjusted EBITDA up over 12%;

•	2103 Adjusted Free Cash Flow up over 100%;

•	Combining the Company’s climate business with its South Korean subsidiary, Halla Visteon Climate Control Corporation;

•

Strengthening of Visteon’s competitive position in the fast-growing vehicle cockpit electronics segment by purchasing an additional 11% interest in Yanfeng Visteon Automotive Electronics Co., Ltd., resulting in a 51% controlling ownership interest and, in 2014, agreeing to acquire Johnson Control’s Automotive Electronics business;

•	Divesting the 50% ownership interest in Yanfeng Visteon Automotive Trim Systems Co., Ltd., an Interiors joint venture, for cash proceeds of $928 million;

•	Enhancing the Company’s balance sheet through the redemption of $100 million of its outstanding 6.75% senior notes due April 2019 since the fourth quarter of 2012; and

•	Returning $300 million in cash to shareholders through share repurchases since the fourth quarter of 2012.

2013 Named Executive Officer Annualized Target Compensation Opportunity Is Primarily Performance-based

The vast majority of the annualized target compensation opportunity (including incentives awarded in 2012) is performance-based with the amounts realized, if any, based on our financial results or stock price performance. In 2013, 83% of the CEO’s annualized target compensation was provided through annual and long-term incentive award opportunities.

•    Base Salary 17% of the target compensation mix

•    Annual Incentive award opportunity 20%

•    Long-Term Incentive award opportunity 63%

Our Strong 2013 Performance Results Are Reflected in the 2013 Compensation

The 2013 compensation for our Named Executive Officers who were not separated from the Company is commensurate with the Company’s 2013 performance and the goals of our executive compensation program. The mix of award types and incentive plan performance measures were selected to align with our business strategy, talent needs, and market practices. Actual pay realized by the executive officers was based primarily on the Company’s financial and stock price performance results. A minority of pay was based on fixed elements (base salaries, perquisites, and retirement benefit contributions), given our focus on performance-based pay elements (annual and long-term incentives).

The Company achieved record Adjusted EBITDA performance for 2013, which far exceed our targeted Adjusted EBITDA metric for our Annual Incentive award opportunity. The Company also generated total shareholder return of +52% for 2013.

No New Long-Term Incentive Compensation Awards for Existing NEOs

In 2012, the Committee granted long-term incentive awards to certain Named Executive Officers that were designed to cover awards that would have been made in each of 2013, 2014 and 2015. As a result, the CEO and other Named Executive Officers hired before 2013 did not receive an annual grant of long-term incentive awards in 2013. The 2012 awards are tied to long-term value creation, as measured by total shareholder return and sustained stock price appreciation. The Organization and Compensation Committee designed the executive officer long-term incentive structure to align management with the ultimate measure of the Company’s success by our shareholders — long-term stock price performance. Mr. Thall, who joined the Company in November 2013, was awarded a long-term incentive opportunity that will be based on increasing the value of the Company’s electronics business.

2013 Say-on-Pay Advisory Vote Outcome

In 2013, our executive compensation program received 72.4% approval from our shareholders. While this level of shareholder support was strong, it was less than the 91.4% approval received in 2012. Our goal is to continue to meet the approval of our shareholders and remain responsive to their concerns. Based on our discussions with several shareholders, representing over 75% of our outstanding shares, we understand a few shareholders had unfavorable views of the severance package provided to the prior CEO (departed August 2012), which included the treatment of the October 1, 2010 long-term incentive grant under this type of separation which had been approved by the bankruptcy court prior to Visteon’s emergence from bankruptcy in 2010. As a direct result of the 2013 vote outcome, the Organization and Compensation Committee reviewed and considered recent changes it had made to the executive compensation program, including redesigning severance benefits (effective October 2012), the Company’s strategic actions, financial results, and other factors. As detailed throughout this Compensation Discussion & Analysis, we believe the officer compensation program is strongly aligned with shareholder value creation, and reflects strong corporate governance practices.

Executive Compensation Program Design and Governance Practices

Our executive compensation program is designed to provide strong alignment between executive pay and Company performance and incorporates best practices.

Pay Philosophy

•	Pay levels are targeted to be, on average, within a competitive range of the median for comparable companies.

•	The majority of NEOs’ annual target compensation is only earned if specific goals are achieved or the Company’s stock price appreciates over time.

•	Annual incentive award opportunities with payouts based on the achievement of specific business goals are capped at 200% (or lower) of the target award opportunity to discourage excessive risk taking.

Incentive Design

•	Incentive award opportunities are provided through a combination of annual incentive, long-term incentive and other equity-based award opportunities.

•	The annual incentive program provides awards based on earnings and individual performance results.

•

Long-term and special incentives are linked to the future value of the Company (primarily measured by the Company’s stock price) and delivered through a mix of award types to drive achievement of specific goals and facilitate executive retention.

•	Amounts realized by executives, if any, are commensurate with our achievement of specific goals or the Company’s multi-year stock price performance.

Key Governance Aspects

•	The Company does not have, nor will it enter into any new, change in control agreements with “modified single-triggers” or excise tax gross-up provisions.

•

All of the change in control agreements have a “double trigger”, which would require that the executive be involuntarily terminated or terminate with Good Reason following a change in control in order to receive benefits under the agreement.

•	No excise tax gross-up provisions are contained in any of our change-in-control severance arrangements.

•

NEOs are subject to robust stock ownership guidelines to ensure ongoing, meaningful alignment with stockholders with a value equal to a multiple of six times base salary for our CEO and between one and three times base salary for our other officers.

•	Stock trading policy contains a prohibition on hedging transactions, purchasing the Company’s common stock on margin or pledging such shares.

•	Limited perquisites are provided.

•	U.S. defined benefit pension plans are “frozen”.

•	A compensation recovery (“clawback”) policy has been adopted for executive officers in the event of a financial restatement.

Program Administration

•	The Organization and Compensation Committee (the “Committee”) reviews and approves all aspects of the compensation program for NEOs.

•

An independent executive compensation consultant, who has no other consulting arrangement with the Company, is engaged directly by the Committee to assist with the ongoing review of the compensation programs.

•	Annually, the Committee reviews key elements of the program considering our business and talent needs, as well as market trends.

•	Market compensation practice is one of several inputs (along with reviewing pay tally sheets, business/talent needs, reasonableness, and cost) considered by the Committee in the design of the program.

Executive Compensation Program Administration

The Committee is primarily responsible for administering the Company’s executive compensation program. The Committee reviews and approves all elements of the executive compensation program that cover the Named Executive Officers. In fulfilling its responsibilities, the Committee is assisted by its independent compensation consultant and takes into account recommendations from the CEO. The primary roles of each party are summarized below.

Party:	Primary Roles:
Organization and Compensation Committee (comprised solely of independent directors)

•Oversee all aspects of the executive compensation program

•Approve officer compensation levels, incentive plan goals, and award payouts

•Approve specific goals and objectives, as well as corresponding compensation, for the CEO

•Ensure the executive compensation program best achieves the Company’s objectives, considering the business strategy, talent needs, and market trends

Senior Management (CEO, CFO, VP HR, and General Counsel)

•Make recommendations regarding the potential structure of the executive compensation program, including input on key business strategies and objectives

•Make recommendations regarding the pay levels of the officer team (excluding the CEO)

•Provide any other information requested by the Committee

Compensation Consultant (Frederic W. Cook & Co., Inc.)

•Advise the Committee on competitive market practices and trends

•Provide proxy pay data for our compensation peer group

•Present information and benchmarking regarding specific executive compensation matters, as requested by the Committee

•Review management proposals and provide recommendations regarding CEO pay

Additional information about the role and processes of the Committee is presented above under “Corporate Governance — Organization & Compensation Committee.”

Executive Compensation Program Philosophy

The primary objectives of the Company’s executive compensation program are to recruit, motivate, and retain highly-qualified executives who are key to our long-term success and will focus on maximizing shareholder value. As such, the Company’s executive compensation program is structured to accomplish the following:

•	Drive achievement of the Company’s strategic plans and objectives;

•	Create strong alignment of the interests of executives with the creation of shareholder value, particularly as measured by total shareholder return/stock price appreciation;

•	Provide a market competitive total compensation package customized to fit our business and talent needs; and

•	Be cost-effective and straightforward to understand and communicate.

For each element of compensation and in total, the Company generally targets annualized compensation to be within market median levels, considering an individual’s experience, performance, and business impact, as well as our organizational structure and cost implications. The target compensation mix is set based on position responsibilities, individual considerations, and market competitive practices. The proportion of variable, or “at risk”, compensation, provided through incentive programs, increases as an employee’s level of responsibility increases commensurate with the position’s impact on the business. The actual pay earned, if any, for annual and long-term incentives reflects Company and individual performance.

Market Compensation Practices

As one of the inputs in determining executive compensation, annually, the Company reviews survey and proxy compensation data regarding market practices. In 2013, the Company reviewed NEO base salaries, target annual and long-term incentive award opportunities, as well as selected pay program design practices. In conducting this review, the Committee selected 16 companies in similar industries (the “Compensation Peer Group”) with median annual revenues of approximately $7 billion (range of $2 to $16 billion), and general industry as comparators. We believe the Compensation Peer Group represents a reasonable comparator group of direct automotive supplier peers and other related companies with which we currently compete for executive talent. When general industry compensation data are used, the Company is not aware of the specific participant companies in the analysis. The Compensation Peer Group is listed below.

American Axle & Manufacturing	Flowserve Corp.	Oshkosh Corporation
Autoliv, Inc.	ITT	Rockwell Automation Inc.
BorgWarner Inc.	Lear Corporation	SPX Corporation
Dana Holding Corporation	Meritor, Inc.	Tenneco Inc.
Federal-Mogul Corp.	Navistar International Corporation	Timken Co.
TRW Automotive Holdings Corp.

Executive Compensation Program — Description of Primary Elements

An overview of the primary elements of the executive compensation program is presented below. Consistent with our emphasis on aligning pay and performance, the largest portion of the target compensation opportunity is provided through annual and long-term incentive programs.

Each primary element of the executive compensation program is described below.

Base Salary

Base salaries, combined with medical, life and disability benefits, provide basic security for our employees at levels necessary to attract and retain a highly qualified and effective salaried workforce. Base salaries are determined taking into account market data as well as an individual’s position, responsibilities, experience, and value to the Company. Effective July 1, 2013, Messrs. Leuliette, Stafeil and Pallash received merit-based pay increases of 3%. The actual salaries paid to each Named Executive Officer for 2013 are presented in the “Summary Compensation Table”. For Mr. Thall, who was hired during 2013, his compensation package is discussed in detail in the section “Mr. Thall’s Compensation”.

Annual Incentive Awards

The Company’s Annual Incentive (“AI”) program provides key salaried employees the opportunity to earn an annual cash bonus based on specified individual, financial, operational and/or strategic goals. This program is designed to motivate executives to achieve key short-term financial and operational goals of the Company. The target incentive opportunities are expressed as a percentage of base salary, which are set by the Organization and Compensation Committee (the “Committee”) considering the potential impact on the business of each role, the relationships among the roles and market competitive levels for the positions. The target annual incentive opportunities, as a percentage of base salary as of December 31, 2013, are: Mr. Leuliette 120%, Mr. Stafeil 80%, Mr. Thall 80% (pro-rated in 2013 based on his hire date), Messrs. Meszaros and Pallash 60%. Actual awards earned can range from 0% to 200% of target based on Company, business unit and individual performance.

On March 27, 2013, the Committee approved 2013 AI award opportunities for approximately 1,500 global salaried employees, including the Named Executive Officers. The Committee determined that the maximum amount an executive officer would be eligible for under the 2013 AI would be based upon the Company’s achievement in 2013 of a single umbrella performance measure; namely Adjusted EBITDA. The Committee would then exercise its negative discretion from these maximum amounts based on assessment of individual performance and Company performance with respect to relevant financial and operational goals.

Specific threshold, target, and maximum goals for the 2013 AI are set forth below, as well as 2013 actual results.

Measure ($ in millions)	2013 Threshold (0%)		2013 Target (100%)	2013 Maximum (200%)	2013 Actual	Resulting Award as % of Target
Adjusted EBITDA	<$	315	$315	$530	$704	200%

Adjusted EBITDA was defined as net income (loss) attributable to the Company, plus net interest expense, provision for income taxes and depreciation and amortization, as further adjusted to eliminate the impact of asset impairments, gains or losses on divestitures, net restructuring expenses and other reimbursable costs, certain non-recurring employee charges and benefits, reorganization items and other non-operating gains and losses.

In its exercise of negative discretion from these maximum amounts, the Committee reduced the awards payable to Messrs. Meszaros, Pallash and Thall and Ms. Greenway under the umbrella arrangement and determined their actual AI awards based on their individual performance and the degree of achievement of the general financial performance goals used in determining the funding of AI awards for employees other than executive officers. The total funding available for all participants was based on achieved Adjusted EBITDA results with a target of $630 million for 2013. If the financial results were less than $570 million, AI awards would not have been paid to any participants, including the NEOs.

The Committee considered the following factors in determining the amount of the final awards:

•	Individual performance factors, including strategic transactions, leadership and balance sheet improvement;

•	Year-over-year fixed cost reductions in excess of $25 million;

•	Adjusted Free Cash Flow performance in excess of $125 million; and

•	Adjusted EBITDA performance in excess of $630 million, $397 million and $115 million for the consolidated, climate and electronics groups, respectively.

As a result of the foregoing, the executives’ 2013 incentive awards were paid at approximately the following rates: 163% of target for Messrs. Meszaros and Thall (pro-rated based on his hire date) reflecting the electronics group performance, 168% for Ms. Greenway (pro-rated based on her termination date) reflecting the climate group performance, 172% for Mr. Pallash and 200% of target for Messrs. Leuliette and Stafeil reflecting the consolidated group performance. The higher payouts for Messrs. Leuliette and Stafeil reflect their leadership and significant contributions to our strong 2013 performance, including the climate business combination, electronics consolidation, overall financial results and TSR of +52% as detailed in the “Executive Summary”. The amounts paid to the Named Executive Officers are set forth in the “Summary Compensation Table”, under the column “Non-Equity Incentive Plan Compensation.”

Long-Term Incentive Awards

The Company’s Long-Term Incentive program is designed to reward executives for the achievement of specified multi-year goals that are linked to the Company’s long-term financial performance, to align the delivery of incentive value with increases in the Company’s stock price and to retain key employees. Typically awards are granted each year with a vesting or performance period of three years; however, in some situations, such as the recruitment of new executives or to focus on objectives with a different duration, the Company may use a shorter or longer period. The annualized total targeted long-term incentive (LTI) award opportunity, expressed as a percentage of base salary, is typically determined by organization level.

Long-Term Incentive Grants Awarded in Late 2012 to Cover 2013-2015

In support of the Company’s business strategy and to ensure the executive officer team’s potential awards are aligned to the achievement of specific levels of shareholder value creation, equity grants were made in the fourth quarter of 2012 in lieu of additional regular annual grants through 2015. Consistent with our focus on shareholder value creation, a majority of the award opportunity (75% of the grant date value) was provided through performance-based stock units and the remainder in time-based restricted stock units. The terms of the performance-based stock units and restricted stock units, which were made under the Visteon Corporation 2010 Incentive Plan, are substantially the same for all participating Named Executive Officers (excluding Mr. Thall, who was hired during 2013), and are intended to be in lieu of future potential awards under the Company’s long-term incentive program for 2013, 2014, and 2015. The number of stock units awarded to each NEO in late 2012 is as follows: Mr. Leuliette – 431,170, Mr. Stafeil – 149,176, Messrs. Meszaros and Pallash 74,588.

The performance-based stock units will be earned, subject to continued employment, based on total shareholder return (TSR) for the period between the grant date and December 31, 2015. Vesting requires both stock price achievement (TSR, which is stock price plus cash dividend payments, of at least $70.00 must be achieved to vest in all of the shares, which represents appreciation of approximately 60% from the date of grant), and continued employment. Upon achievement of the TSR goal, which was achieved during 2013, all of the performance-based stock units were earned, but do not vest (are not paid) until the end of the performance period on December 31, 2015 assuming continued employment (or earlier for certain types of termination of employment).

The time-based restricted stock units will vest in three equal annual installments beginning one year after the date of grant based on continued employment.

Mr. Thall’s Compensation

Mr. Thall was hired on November 19, 2013, to lead and grow the value of our Electronics business. Mr. Thall will receive an annualized base salary of $595,000 and a target Annual Incentive award opportunity of 80% of salary (his 2013 incentive award was pro-rated for his time with the Company). In order to induce Mr. Thall to join the Company, he received a cash bonus of $300,000 (paid in January 2014) and a restricted stock unit award of 16,000 units, which vest annually, in one third increments, on the anniversary of the grant date.

In order to best align the long-term award opportunity with his role, Mr. Thall’s long-term incentive award opportunity is based on the growth in the valuation of the Electronics business unit over three to five years. Specifically, he is eligible to receive 2.2% of the incremental value created relative to the base valuation as of December 31, 2013, subject to a minimum compound annual growth rate of 5.0%. An annual valuation of the business unit will be conducted, as of year-end, by an independent appraisal firm selected by the Organization & Compensation Committee. Subject to continued employment and achieving the minimum annual growth goal, the award will become vested in three equal annual installments on each of December 31st 2016, 2017, and 2018.

Other Compensation Elements

Stock Ownership Guidelines

The Company has adopted stock ownership goals for all elected officers of the Company. The goal for these officers is to own common stock worth a multiple of salary, ranging from one times salary up to six times salary for the CEO, within five years from their date of hire or election, if later. All of the Named Executive Officers employed by the Company for five years or more are in compliance with the stock ownership guidelines. For the purpose of determining compliance with the stock ownership guidelines, the calculation includes stock owned directly, restricted stock, and restricted stock units (but excludes unexercised stock options and stock appreciation rights, and unearned performance stock units). The stock ownership guidelines are as follows:

•	Chief Executive Officer — six times base salary;

•	Executive and Senior Vice Presidents and Product Group Presidents — three times base salary; and

•	All other officers — one times base salary.

Executive Perquisites and International Service Employee Program

The Company provides the Named Executive Officers with a flexible perquisite allowance program to provide basic competitive benefits. The flexible perquisite allowance is a fixed amount that is paid to each eligible executive and is designed to cover his or her expenses related to legal and financial counseling, excess liability insurance premiums, tax preparation, and airfare for spouse or partner accompanying employee on business travel, among other items. For Named Executive Officers, the amount of the allowance varies by management level, with a range of $15,000 to $60,000 per year and is not grossed up. The amount paid to the Named Executive Officers in 2013 pursuant to the flexible perquisite allowance program is set forth in the “All Other Compensation” column of the “Summary Compensation Table.” The Company also maintains an Executive Security Program that permits the CEO to use corporate provided aircraft for personal and business travel, and provides the benefit of various personal health and safety protections. The CEO does not receive a tax “gross-up” for personal use of corporate provided aircraft. There was no personal use of corporate provided aircraft during 2013.

As a global organization, senior executives of the Company are located in key business centers around the world. To facilitate the assignment of experienced employees to support the business the Company has an International Long Term Assignment Policy to address incremental costs incurred by assignees as a result of their international assignments. The policy provides for the reimbursement of incremental housing, cost of living, education and other costs incurred in conjunction with international assignments as well as the tax costs associated with these payments. The Company provides tax equalization to employees on international assignment. The tax equalization policy is intended to ensure that the employee bears a tax burden that would be comparable to the home country tax burden on income that is not related to the international assignment. It is the objective of the Company’s International Long Term Assignment Policy that the employee not be financially disadvantaged as a result of the international assignment nor that the employee experience windfall gains. Two of the Company’s key executives were on international assignment in 2013: Mr. Pallash was based in Shanghai, China, and Mr. Meszaros was based in Chelmsford, England.

Retirement Benefits Overview

The Named Executive Officers participate in the Company’s qualified retirement and savings plans in their respective home countries on the same basis as other similarly situated employees. Over the last several years, the Company has made changes to the type of retirement plans and the level of benefits provided under such plans, based on an assessment of the Company’s business and talent needs, costs, market practices, and other factors. Effective January 1, 2012, the U.S. defined benefit pension plan was frozen for all participants. All of the NEOs participate in U.S.-based plans, except Mr. Pallash who participates in certain U.K.-based plans.

The Named Executive Officers other than Mr. Pallash, as well as most U.S. salaried employees, are entitled to participate in the Visteon Investment Plan, Visteon’s 401(k) investment and savings plan. The Company’s match is 100% of the employee’s eligible contributions up to 6% of pay, which was designed to attract and retain employees in light of the Company’s other retirement benefit plans. Amounts deferred for each Named Executive Officer are reflected in the “Salary” column of the “Summary Compensation Table.” The Company also maintains a Savings Parity Plan, which provides eligible participants with Company contributions of 6% of pay that are not allowed under the broad-based, qualified 401(k) plan.

The Company also amended its Supplemental Executive Retirement Plan (SERP), to provide eligible participants annual Company contributions of 6%, 9% (Senior Vice Presidents), or 14.5% (CEO) of pay in place of the prior defined benefit formulas in the plan for service after January 1, 2012. The SERP is closed to new entrants other than elected Company officers.

Additional details about the Company’s prior and current retirement plans are presented in a later section, under “Retirement Benefits.”

Severance and Change in Control Benefits

The Company has entered into change in control agreements with all of its executive officers, including the Named Executive Officers. These agreements, which were last revised in October 2012, provide for certain benefits if a qualifying termination occurs following a change in control of the Company. For the Named Executive Officers, change in control cash severance benefits are provided as a multiple of 1.5, 2.0 (EVP), or 2.5 (CEO) times the officer’s sum of annual base salary and target annual incentive. In addition, the agreements provide for other severance benefits, such as the continuation of medical benefits and outplacement assistance. The agreements have a “double trigger” provision, which would require that the executive’s employment terminate following a change in control in order to receive benefits under the agreement. No excise tax gross-up provisions are contained in the change in control severance arrangements.

Upon the involuntary termination of employment by the Company (other than for specified reasons, including disability, availability of other severance benefits, and inappropriate conduct), executive officers are entitled to severance benefits under the 2010 Visteon Executive Severance Plan, which was revised effective October 2012. Under this Plan, a specific and consistent level of severance benefits are provided with a cash severance payment of 1.5 times the sum of an executive’s annual base salary and target annual incentive. Executives would also be entitled to the reimbursement of medical coverage premiums under COBRA for up to eighteen months following termination, the provision of outplacement services for up to twelve months, and the payment of a pro-rated portion of any outstanding annual incentive bonus based on actual Company performance during the performance period.

The severance plan and change in control agreements provide that outstanding stock-based awards vest only in accordance with the applicable terms and conditions of such awards. For additional details about the change in control agreements, the severance plan, the terms and conditions of awards, and the estimated value of these potential payouts, see the section “Potential Payments Upon Termination.” The terms of Mr. Leuliette’s compensation package, including potential severance and change in control benefits, are detailed in his employment agreement, see the section “Employment Agreement with Mr. Leuliette.”

2013 Separation Agreements

During 2013, the Company entered into separation agreements with Ms. Greenway, effective April 30, 2013, and Messrs. Meszaros and Pallash, effective December 31, 2013. Under the terms of the separation agreements, the departures were treated as “involuntary terminations” and cash severance benefits were consistent with those specified under the 2010 Visteon Executive Severance Plan. Specifically, each executive received a lump sum cash payment equal to a multiple of 1.5 times the officer’s sum of annual base salary and target annual incentive (Ms. Greenway $1,236,000, Mr. Meszaros $1,200,000 and for Mr. Pallash £684,000). Other elements of the separation agreements were consistent with the provisions noted above, including the treatment of the 2013 annual incentive award and outstanding stock-based awards. The separation agreements also include standard non-disparagement, confidentiality, non-solicitation and non-competition covenants, as well as a release of claims.

For additional details about the separation agreements, see “Separation Agreement with Ms. Greenway,” “Separation Agreement with Mr. Meszaros” and “Separation Agreement with Mr. Pallash,” below.

Other Executive Compensation Policies

Stock Awards Granting Policy.  In 2013 the Company did not grant regular stock awards to its Named Executive Officers. Stock awards made to executives and key employees at the time they become employees or officers of the Company (such as for Mr. Thall, who joined the Company in 2013) have a grant date on the later of the date employment commences or the date the Committee approves the awards. In all cases, the exercise price of stock options and stock appreciation rights is the average of the high and low trading price on the grant date. Stock price is not a factor in selecting the timing of equity-based awards.

Securities Trading and Anti-Hedging Policy.  The Company maintains a Policy Regarding Purchases and Sales of Company Stock that imposes specific standards on directors and officers of the Company. The policy is intended not only to forbid such persons from trading in Company stock on the basis of inside information, but to avoid even the appearance of improper conduct on the part of such persons. In addition to the specific restrictions set forth in the policy, the policy requires that all transactions in Company stock by such persons and by others in their households be pre-cleared by the General Counsel. The only exception to the pre-clearance requirement is regular, ongoing acquisitions of Company stock resulting from continued participation in employee benefit plans that the Company or its agents may administer. The policy also expressly prohibits directors and officers from engaging in certain hedging transactions involving the Company’s stock or pledging the Company’s stock.

Pay Clawbacks.  In April 2013, the Company adopted a compensation recovery policy, which requires each executive officer of the Company to repay or forfeit a portion or all of any annual incentive, performance stock units or other performance-based compensation granted to him or her on or after September 29, 2012 if:

•

the payment, grant, or vesting of such compensation was based on the achievement of financial results that were subsequently the subject of a restatement of the Company’s financial statements filed with the Securities and Exchange Commission;

•	the amount of the compensation that would have been received by the executive officer had the financial results been properly reported would have been lower than the amount actually received; and

•	the Board determines in its sole discretion that it is in the best interests of the Company and its stockholders for the executive officer to repay or forfeit all or any portion of the compensation.

Tax Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), limits the Company’s federal income tax deduction to $1 million per year for compensation to its CEO and certain other highly compensated executive officers. Qualified performance-based compensation for the CEO and certain “covered officers” is not, however, subject to the deduction limit, provided certain requirements of Section 162(m) are satisfied. We consider the impact of this rule when developing and implementing our executive compensation program. Annual Incentive awards, performance-based stock units, and stock options (and stock appreciation rights) generally are designed to meet the deductibility requirements. We also believe that it is important to preserve flexibility in administering compensation programs in a manner designed to promote varying business and talent goals. Accordingly, we have not adopted a policy that all compensation must qualify as deductible under Section 162(m).

Statement Regarding Compensation Risk Assessment

The Company believes that its compensation programs, policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. Specifically, as detailed previously, the Company maintains a market competitive, balanced executive compensation program with varying incentive award types, performance metrics, performance/vesting periods and includes governance features that mitigate potential risk (including Committee oversight, maximum potential payouts are set under incentive plans, stock ownership guidelines, and a pay clawback policy).

Summary Compensation Table

The following table summarizes the compensation that was earned by, or paid or awarded to, the Named Executive Officers. The “Named Executive Officers” are the Company’s Chief Executive Officer, the Company’s Chief Financial Officer and the three other most highly compensated executive officers serving as such as of December 31, 2013, determined based on the individual’s total compensation for the year ended December 31, 2013 as reported in the table below, other than amounts reported as above-market earnings on deferred compensation and the actuarial increase in pension benefit accruals. The Named Executive Officers also include the Company’s former Senior Vice President.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Options Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value & Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Timothy D. Leuliette	2013	$1,167,250	$—	$—	$—	$2,842,800	$—	$438,199	$4,448,249
Chief Executive Officer	2012	$450,000	$1,000,000	$14,989,157	$—	$495,413	$—	$111,505	$17,046,075
and President
Jeffrey M. Stafeil	2013	$659,750	$—	$—	$—	$1,071,200	$—	$140,468	$1,871,418
Executive Vice President	2012	$110,688	$475,000	$5,198,368	$—	$—	$—	$16,749	$5,800,805
and Chief Financial
Officer
Steve Meszaros	2013	$500,000	$—	$—	$—	$489,000	$801,168	$2,924,428	$4,714,596
Vice President and	2012	$484,325	$—	$3,038,351	$171,969	$270,000	$436,037	$1,799,383	$6,200,065
President, Electronics	2011	$468,650	$53,671	$—	$657,032	$361,329	$484,051	$3,093,604	$5,118,337
Product Group (7)
Robert C. Pallash	2013	$465,341	$—	$—	$—	$487,329	$141,915	$2,123,233	$3,217,818
Senior Vice President	2012	$442,487	$—	$2,989,270	$156,244	$244,816	$77,879	$985,205	$4,895,901
and President, Global	2011	$416,215	$—	$—	$606,640	$320,902	$73,690	$1,098,931	$2,516,378
Customer Group (8)
Martin T. Thall	2013	$70,833	$300,000	$1,225,120	$—	$89,278	$—	$9,959	$1,695,190
Executive Vice President,
Visteon Electronics (9)
Joy M. Greenway	2013	$171,667	$—	$—	$—	$173,040	$367,125	$1,486,943	$2,198,775
Former Senior Vice	2012	$507,275	$42,000	$2,573,349	$183,316	$280,000	$163,518	$143,596	$3,893,054
President (10)	2011	$494,747	$—	$—	$700,351	$325,000	$279,404	$15,850	$1,815,352

(1)	For 2013, this column is comprised of sign-on bonus payment to Mr. Thall paid in 2014, as further described in the “Compensation Discussion and Analysis,” above.

(2)	The amounts shown in this column represent the grant date fair values for performance stock units, restricted common stock and restricted stock unit awards in 2013 and 2012. The grant date fair values have been determined based on the assumptions and methodologies set forth in Note 11 “Stock-Based Compensation” to the consolidated financial statements included in Item 8 “Financial Statements and Supplementary Data” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (the “2013 10-K”). No performance stock units, restricted common stock or restricted stock units were awarded to the Named Executive Officers during 2011.

(3)	The amounts shown in this column represent the grant date fair values for stock options and stock appreciation rights granted in 2012 and 2011. The grant date fair values have been determined based on the assumptions and methodologies set forth in Note 11 “Stock-Based Compensation” to the consolidated financial statements included in Item 8 “Financial Statements and Supplementary Data” of the Company’s 2013 Form 10-K. No stock options or stock appreciation rights were granted to the Named Executive Officers during 2013.

(4)	For 2013, this column is comprised of the amounts payable to each of the Named Executive Officers under the 2013 annual incentive performance bonus program, as further described in the “Compensation Discussion and Analysis,” above. There were no earnings on non-equity incentive plan compensation earned or paid to the Named Executive Officers in or for 2013.

(5)	This column reflects an estimate of the aggregate change in actuarial present value of each Named Executive Officers’ accumulated benefit under all defined benefit and actuarial pension plans from the measurement dates for such plans used for financial statement purposes. See “Retirement Benefits — Defined Benefit Plans,” below. None of the Named Executive Officers received or earned any above-market or preferential earnings on deferred compensation.

(6)	For 2013, this column includes the following benefits paid to, or on behalf of, the Named Executive Officers:

•	life insurance premiums paid by the Company on behalf of all of the Named Executive Officers other than Mr. Pallash;

•

Company-contributions to the Company’s 401(k) defined contribution plan, DC SERP, Savings Parity Plan or other defined contribution arrangements on behalf of Mr. Leuliette ($340,846), Mr. Stafeil ($98,963), Mr. Meszaros ($113,000), Mr. Pallash ($174,503), Mr. Thall ($6,375), and Ms. Greenway ($67,750);

•	tax payments and reimbursements on behalf of Mr. Meszaros ($140,862);

•

severance and related payments to or on behalf of Messrs. Meszaros ($1,292,728) and Pallash ($1,234,098) and Ms. Greenway ($1,393,350) pursuant to the Company’s 2012 Executive Severance Plan and/or their respective separation agreements; and

•

perquisites and other personal benefits, which included: (A) the cost of personal health and safety protection equipment and services under the Executive Security Program in 2013 for Mr. Leuliette ($28,097); (B) payments under the executive flexible perquisite account program to Mr. Leuliette ($60,000), Mr. Stafeil ($40,000), Mr. Meszaros ($15,000), Mr. Pallash ($23,511), Mr. Thall ($3,333), and Ms. Greenway ($25,000); and (C) the payment of expenses to or on behalf of Mr. Meszaros ($1,361,596) and Mr. Pallash ($691,121) under the Company’s international service employee program, which provides allowances and payments to address the incremental costs of housing, education, cost of living, taxes and other costs associated with international assignments.

(7)	Mr. Meszaros was separated from Visteon effective as of December 31, 2013.

(8)	Amounts were paid in British pounds and converted into U.S. dollars at an exchange rate of 1.6557 U.S. dollars per GBP as of December 31, 2013. Mr. Pallash was separated from Visteon effective as of December 31, 2013.

(9)	Mr. Thall joined Visteon on November 19, 2013 as Executive Vice President and President, Electronics Product Group effective as of that date.

(10)	Ms. Greenway was separated from Visteon effective as of April 30, 2013.

The following table summarizes all incentive plan awards that were made to the Named Executive Officers during 2013.

Grants of Plan-Based Awards in 2013

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	Grant Date Fair Value of Stock and Option Awards ($)(3)
		Threshold ($)	Target ($)	Maximum ($)
Timothy D. Leuliette
Annual Cash Incentive (1)	—	$341,136	$1,421,400	$2,842,800	—	—

Jeffrey M. Stafeil
Annual Cash Incentive (1)	—	$128,544	$535,600	$1,071,200	—	—

Steve Meszaros
Annual Cash Incentive (1)	—	$72,000	$300,000	$600,000	—	—

Robert C. Pallash
Annual Cash Incentive (1)(4)	—	$67,999	$283,330	$566,661	—	—

Martin T. Thall
Annual Cash Incentive (1)	—	$13,458	$56,077	$112,153	—	—
Restricted Stock Units	11/19/2013	—	—	—	16,000	$1,225,120
Performance Cash (5)	11/19/2013	$1,133,000	—	$30,000,000	—	—

Joy M. Greenway
Annual Cash Incentive (1)	—	$24,720	$103,000	$206,000	—	—

(1)	Represents the performance-based cash bonus opportunity under the 2013 annual incentive program, as further described in the “Compensation Discussion and Analysis,” above. For 2013, Mr. Thall and Ms. Greenway were eligible for pro-rated annual incentives. The amounts actually paid under this program are set forth in the “Non-Equity Incentive Plan” column of the above “Summary Compensation Table.”

(2)	Represents restricted stock units granted to Mr. Thall as a sign-on equity grant at hire.

(3)	A discussion of assumptions used in calculating grant date fair values in accordance with FASB ASC Topic 718 may be found in Note 11 “Stock Based Compensation” to the consolidated financial statements included in Item 8 “Financial Statements and Supplementary Data” of the Company’s 2013 Form 10-K. The ultimate value of stock-based awards, if any, will depend on the future value of the common stock and the holder’s investment decisions, neither of which can be accurately predicted.

(4)	Mr. Pallash is paid in British pounds; estimated future payouts converted into U.S. dollars at an exchange rate of 1.6557 U.S. dollars per GBP as of December 31, 2013.

(5)	Represents performance cash grant made to Mr. Thall at hire as further described in the “Compensation Discussion and Analysis — Mr. Thall’s Compensation.” This grant is earned based on the incremental value created relative to a base valuation as of December 31, 2013, without a target amount.

Visteon Corporation 2010 Incentive Plan

The Visteon Corporation 2010 Incentive Plan permits grants of stock options, stock appreciation rights, performance stock units, restricted stock, restricted stock units and other rights relating to our common stock, as well as performance and time-based cash bonuses. In 2013, the Company implemented an annual incentive cash bonus program for eligible employees, including the Named Executive Officers. In 2012, the Company implemented two long-term equity-based incentive programs — one for the 2012-2014 performance period and one designed to cover long-term incentive awards that would have been made in each of 2013, 2014 and 2015, for eligible employees, including the Named Executive Officers. These programs are discussed further under “Compensation Discussion and Analysis,” above. Except under certain circumstances such as retirement or involuntary termination, an executive must be employed in good standing with the Company at the conclusion of a performance period to be entitled to a bonus payment. The Committee retains discretion under the 2010 Incentive Plan to modify or adjust any award at any time.

The restricted stock units awarded in 2013 to Mr. Thall, the only Named Executive Officer to receive an equity award in 2013, vest ratably over three years from the date of grant, and the restricted stock units will be paid in common stock or cash, based on the average of the high and low selling prices of our common stock on the New York Stock Exchange on such vesting date, at the election of the Company. Holders of restricted stock units may receive the same cash dividends or dividend equivalents as other stockholders owning common stock. No dividends were paid in 2013.

Employment Agreement with Mr. Leuliette

The Company and Mr. Leuliette entered into an employment agreement as of September 30, 2012. Under the terms of the employment agreement, Mr. Leuliette serves as the Chief Executive Officer and President of the Company, with an initial term of three years and three months through December 31, 2015. Pursuant to the Employment Agreement, Mr. Leuliette will receive an initial annualized base salary of $1.15 million, with a target annual cash bonus opportunity of 120% of his base salary, and a cash sign-on payment of $500,000, subject to clawback if Mr. Leuliette is terminated for cause (as defined in the employment agreement) or voluntarily terminates his employment without good reason (as defined in the employment agreement) before December 31, 2014. The employment agreement replaces a letter agreement that the Company and Mr. Leuliette entered into as of August 10, 2012 in connection with his appointment as Interim Chairman of the Board, Interim Chief Executive Officer and Interim President.

If Mr. Leuliette is terminated without cause or his employment is voluntarily terminated for good reason, he will receive (i) a cash payment equal to 1.5 times the sum of his annual base salary and bonus, (ii) a pro rata annual bonus for the year of termination based on corporate achievement levels for the entire year and (iii) up to 18 months of health benefits. Mr. Leuliette will be entitled to participate in the Company’s standard benefits and perquisites on the same basis as other senior executives of the Company, as well as receive reimbursement of up to $25,000 of professional fees incurred in connection with finalizing the employment agreement and related agreements. The employment agreement includes a clawback provision whereby Mr. Leuliette may be required, upon certain triggering events, to repay all or a portion of his incentive compensation, pursuant to any clawback policy adopted by or applicable to the Company under the Dodd-Frank Wall Street Reform and Consumer Protection Act. The employment agreement also contains customary confidentiality, ownership of works and non-disparagement provisions, as well as standard non-competition and non-solicitation provisions.

Separation Agreement with Mr. Meszaros

On December 31, 2013, Mr. Meszaros entered into a separation agreement with the Company, under which he resigned from all positions at the Company effective December 31, 2013. Under the terms of the separation agreement, in addition to Mr. Meszaros’ accrued benefits, the Company agreed to pay him cash severance of $1,200,000. Mr. Meszaros was also eligible to receive his annual incentive bonus for 2013. Mr. Meszaros will also receive, for a period of eighteen months following the separation date, continued coverage under the Company’s group health plan, at the Company’s expense and, for a period of twelve months following the separation date, outplacement services, at a cost to the Company of no more than $50,000. In addition, pursuant to the separation agreement, treatment of the outstanding awards and grants under the Visteon Corporation 2010 Incentive Plan were to be governed by the terms and conditions of the plan. As such, the Company (i) vested a pro rata portion of the shares of restricted stock that were granted to him on February 28, 2012; (ii) vested a pro rata portion of the restricted stock units that were granted to him on October 29, 2012; and (iii) vested a pro rata portion of the performance stock units that were granted to him on

February 28, 2012 and October 29, 2012, which will be earned based on actual results as determined in accordance with the applicable award agreements. In addition, the vested options Mr. Meszaros held as of the separation date will remain exercisable for a period of 365 days from the separation date. The separation agreement also includes standard non-disparagement, confidentiality, non-solicitation and non-competition covenants, as well as a release of claims.

Separation Agreement with Mr. Pallash

On December 31, 2013, Mr. Pallash entered into a separation agreement with Visteon Engineering Services Ltd. (VES) under which he resigned from all positions at VES and Visteon Asia Pacific, Inc. Under the terms of the separation agreement, in addition to Mr. Pallash’s accrued benefits, VES agreed to pay him cash severance of $1,132,499. Mr. Pallash was also eligible to receive his annual incentive bonus for 2013. Mr. Pallash will also receive, for a period of eighteen months following the separation date, continued medical coverage at the expense of VES and, for a period of twelve months following the separation date, outplacement services, at a cost to VES of no more than $50,000. Certain costs of repatriation to England will be covered at the expense of Visteon Asia Pacific, Inc. In addition, pursuant to the separation agreement, treatment of the outstanding awards and grants under the Visteon Corporation 2010 Incentive Plan were to be governed by the terms and conditions of the plan. As such, the Company (i) vested a pro rata portion of the restricted stock units that were granted to him on February 28, 2012 and October 29, 2012; and (ii) vested a pro rata portion of the performance stock units that were granted to him on February 28, 2012 and October 29, 2012, which will be earned based on actual results as determined in accordance with the applicable award agreements. In addition, the vested stock appreciation rights Mr. Pallash held as of the separation date will remain exercisable for a period of 365 days from the separation date. The separation agreement also includes standard non-disparagement, confidentiality, non-solicitation and non-competition covenants, as well as a release of claims.

Separation Agreement with Ms. Greenway

On April 30, 2013, Ms. Greenway entered into a separation agreement with the Company, under which she resigned from all positions at the Company effective April 30, 2013. Under the terms of the separation agreement, in addition to Ms. Greenway’s accrued benefits, the Company has agreed to pay her cash severance of $1,236,000 plus an additional $120,000 to compensate her for certain forfeited benefits. Ms. Greenway was also eligible to receive her pro-rated annual incentive bonus for 2013. Ms. Greenway will also receive, for a period of eighteen months following the separation date, continued coverage under the Company’s group health plan, at the Company’s expense and, for a period of twelve months following the separation date, outplacement services, at a cost to the Company of no more than $50,000. In addition, pursuant to the separation agreement, the Company (i) fully vested the shares of restricted stock granted on October 1, 2010 that otherwise would have vested on October 1, 2013; (ii) vested a pro rata portion of the shares of restricted stock that were granted to her on February 28, 2012; (iii) vested a pro rata portion of the restricted stock units that were granted to Ms. Greenway on October 29, 2012; and (iv) vested a pro rata portion of the performance stock units that were granted to her on February 28, 2012 and October 29, 2012, which will be earned based on actual results as determined in accordance with the applicable award agreements. In addition, the vested options Ms. Greenway held as of the separation date will remain exercisable for a period of 365 days from the separation date. The separation agreement also includes standard non-disparagement, confidentiality, non-solicitation and non-competition covenants, as well as a release of claims.

The following table sets forth information on outstanding stock option, stock appreciation right, stock units and stock awards held by the Named Executive Officers at December 31, 2013, including the number of shares underlying both exercisable and unexercisable portions of each stock option or stock appreciation right as well as the exercise price and expiration date of each outstanding option and right. Outstanding equity awards at December 31, 2013 are as follows.

Outstanding Equity Awards at 2013 Fiscal Year-End

Name		Option Awards					Stock Awards
	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Timothy D. Leuliette	9/30/2012	—	—	—	—	—	56,838	(3)	$4,654,464	—		—
	9/30/2012	—	—	—	—	—	—		—	345,914	(6)	$28,326,897

Jeffrey M. Stafeil	10/31/2012	—	—	—	—	—	19,381	(4)	$1,587,110	—		—
	10/31/2012	—	—	—	—	—	—		—	120,106	(6)	$9,835,480

Steve Meszaros	3/8/2011	12,447	—	—	$74.08	12/31/2014	—		—	—		—
	2/28/2012	2,278	—	—	$53.57	12/31/2014	—		—	—		—
	2/28/2012	—	—	—	—	—	—		—	5,535	(7)	$453,261
	10/29/2012	—	—	—	—	—	—		—	22,195	(8)	$1,817,549

Robert C. Pallash	3/8/2011	11,492	—	—	$74.08	12/31/2014	—		—	—		—
	2/28/2012	2,069	—	—	$53.57	12/31/2014	—		—	—		—
	2/28/2012	—	—	—	—	—	—		—	5,029	(7)	$411,825
	10/29/2012	—	—	—	—	—	—		—	22,195	(8)	$1,817,549

Martin T. Thall	11/19/2013	—	—	—	—	—	16,000	(5)	$1,310,240	—		—

Joy M. Greenway	3/8/2011	13,267	—	—	$74.08	4/30/2014	—		—	—		—
	2/28/2012	2,428	—	—	$53.57	4/30/2014	—		—	—		—
	2/28/2012	—	—	—	—	—	—		—	4,438	(7)	$363,428
	10/29/2012	—	—	—	—	—	—		—	7,592	(8)	$621,709

(1)	Stock options and stock appreciation rights vest in one-third increments annually from date of grant. Messrs. Meszaros and Pallash and Ms. Greenway are eligible to exercise their vested options for a period of 365 days from their separation dates, per the terms of their respective separation agreements.

(2)	The market value of unvested restricted stock, restricted stock units, and performance stock units was determined using a per share price of $81.89, the closing price of our common stock as reported on The New York Stock Exchange as of December 31, 2013.

(3)	28,419 restricted stock units that vest on August 10, 2014; and 28,419 restricted stock units that vest on August 10, 2015.

(4)	9,690 restricted stock units that vest on October 29, 2014; and 9,691 restricted stock units that vest on October 29, 2015.

(5)	5,333 restricted stock units that vest on November 19, 2014; 5,333 restricted stock units that vest on November 19, 2015; 5,334 restricted stock units that vest on November 19, 2016.

(6)	Performance stock units granted as part of the 2012 special long term incentive. Vesting occurs as of December 31, 2015 (conditioned upon the participant remaining in the employ of the Company through such date) based on the “Highest 20-day Average Closing Price” of the Company’s common stock (plus the value of cash dividends, if any) achieved through December 31, 2015.

(7)	Performance stock units granted as part of the 2012 annual long term incentive. Vesting occurs as of December 31, 2014 based on the Company’s relative total shareholder return (“TSR”) measured against a peer group of companies over a three-year period.

(8)	Performance stock units granted as part of the 2012 special long term incentive. Units outstanding as of December 31, 2013 reflect the termination of Messrs. Meszaros and Pallash on December 31, 2013 and Ms. Greenway on April 30, 2013. Vesting of the pro-rated units occurs as of December 31, 2015 based on the “Highest 20-day Average Closing Price” of the Company’s common stock (plus the value of cash dividends, if any) achieved through December 31, 2015.

The following table sets forth information regarding the vesting of restricted stock and/or restricted stock units during 2013 for each of the Named Executive Officers on an aggregated basis. No stock options or stock appreciation rights were exercised during 2013.

Option Exercises and Stock Vested in 2013

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(1)
Timothy D. Leuliette	—	$—	28,418	$1,926,314
Jeffrey M. Stafeil	—	$—	9,689	$742,856
Steve Meszaros (2)	—	$—	33,526	$2,541,476
Robert C. Pallash (3)	—	$—	33,265	$2,522,558
Martin T. Thall	—	$—	—	$—
Joy M. Greenway	—	$—	29,308	$1,757,756

(1)	These values were determined by using either the closing price or the average of the high and low prices of our common stock on The New York Stock Exchange on such vesting dates, without regard to cash or shares withheld for income tax purposes.

(2)	For Mr. Meszaros, the number of shares and value realized on vesting includes 837 shares with a value of $68,421 which vested on December 31, 2013 but will not be received until July 1, 2014 based on the terms and conditions of the October 29, 2012 grant.

(3)	For Mr. Pallash, the number of shares and value realized on vesting includes 1,562 shares with a value of $127,686 which vested on December 31, 2013 but will not be received until the next scheduled vesting date, February 28, 2014, and July 1, 2014 based on the terms and conditions of the February 28, 2012 grant.

Retirement Benefits

Defined Benefit Plans

The following table sets forth the actuarial present value of each Named Executive Officer’s accumulated benefit under each defined benefit plan, assuming benefits are paid at normal retirement age based on current levels of compensation. The table also shows the number of years of credited service under each such plan, computed as of the same pension plan measurement date used in the Company’s audited financial statements for the year ended December 31, 2013. The table also reports any pension benefits paid to each Named Executive Officer during the year.

Pension Benefits for 2013

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
Timothy D. Leuliette	Visteon Pension Plan	0.00	$—	$—
	Pension Parity Plan	0.00	$—	$—
	Supplemental Executive Retirement Plan	0.00	$—	$—

Jeffrey M. Stafeil	Visteon Pension Plan	0.00	$—	$—
	Pension Parity Plan	0.00	$—	$—
	Supplemental Executive Retirement Plan	0.00	$—	$—

Steve Meszaros	Visteon Pension Plan	25.30	$972,291	$—
	Pension Parity Plan	25.30	$943,898	$—
	Supplemental Executive Retirement Plan	25.30	$860,240	$—

Robert C. Pallash	Visteon Engineering Services Pension Plan	7.10	$1,236,690	$—

Martin T. Thall	Visteon Pension Plan	0.00	$—	$—
	Pension Parity Plan	0.00	$—	$—
	Supplemental Executive Retirement Plan	0.00	$—	$—

Joy M. Greenway	Visteon Pension Plan	11.70	$406,004	$—
	Pension Parity Plan	11.70	$—	$422,820
	Supplemental Executive Retirement Plan	11.70	$—	$522,648

(1)	The present value of the accumulated benefits was determined using the discount rate, mortality assumptions, interest crediting rate and measurement date (December 31, 2013) used by the Company for financial reporting purposes as further described in Note 10 “Employee Retirement Benefits” to the consolidated financial statements included in Item 8 “Financial Statements and Supplementary Data” of the Company’s 2013 Form 10-K. The benefits were assumed to be payable at normal retirement ages or such earlier ages at which the executives could commence an unreduced retirement benefit.

The Company froze compensation and service in its defined benefit pension plan for U.S. employees effective December 31, 2011. The frozen plan, the Visteon Pension Plan (the “Qualified Pension Plan”), is a defined benefit plan qualified under Section 401(a) of the Internal Revenue Code (the “Code”). Visteon provides additional pension benefits to its U.S. executives under the following nonqualified supplemental pension arrangements: the 2010 Supplemental Executive Retirement Plan (“SERP”); and the 2010 Pension Parity Plan (“Pension Parity Plan”). The defined benefit component of the SERP and the Pension Parity Plan were also frozen on December 31, 2011.

In order to reduce the costs and volatility of these benefits to permit the Company to compete on a global basis, Visteon has made a number of modifications to its retirement programs over time. As a result, participation in these plans, and certain features of the plans, depend on when each executive was hired by the Company. In addition to its U.S. plans, several of the Company’s foreign subsidiaries provide pension benefits. The provision, structure and level of these benefits are based on both the market practice in individual countries as well as the cost of providing benefits. Despite the differences in the level and structure of the retirement benefits, most of the plans are related to an employee’s salary and service. In some countries, Visteon’s plans require that participants contribute to the plan in order to participate.

U.S. Executives Hired Before January 1, 2002 — Mr. Meszaros and Ms. Greenway

Qualified Pension Plan

The non-contributory feature of the Qualified Pension Plan provides a monthly benefit, payable in the form of a life annuity, equal to a flat rate (fixed dollar rate) times years of employment prior to July 1, 2006. The highest flat rate in effect on June 30, 2006 was $47.45. Prior to July 1, 2006, following three months of employment, a participant could elect to be covered by the contributory feature of the plan and receive a contributory benefit in lieu of the non-contributory benefit. The contributory benefit, payable in the form of a life annuity, is equal to 1.5% of Final Average Monthly Salary times years of employment (prior to July 1, 2006) while a contributory participant plus 0.4% of Final Average Monthly Salary in excess of the Social Security Breakpoint times years of employment (prior to July 1, 2006, not to exceed 35 years) while a contributory participant. Final Average Monthly Salary is the highest average monthly salary paid as of any five consecutive December 31 dates during the last 120 consecutive months prior to January 1, 2012 while a contributory participant. The Social Security Breakpoint is equal to 150% of the average of the Social Security Wage Base for the 35 year period ending with the calendar year in which occurs the 120 month period mentioned above. Normal retirement is age 65 and portions of early retirement benefits are available at age 62 unreduced for age. Early retirement benefits are available as early as age 55 with 10 years of service or at any age with 30 years of service with portions reduced from age 62. If the employee was contributing to the plan as of June 30, 2006, future December 31 base pay amounts continue to be recognized for purposes of determining the Final Average Monthly Salary through December 31, 2011. Effective July 1, 2006, salaried employees accrue monthly cash balance benefits under the pension plan. The Cash Balance benefit is based on a hypothetical account which grows with 4% pay credits through December 31, 2011 and interest credits based on the 30-year Treasury bond rate which continue until commencement of benefit payments. The cash balance vesting requirement for service after January 1, 2008 is three years. At retirement, the vested account balance is payable as a lump sum or converted into a monthly benefit payable in the form of a life annuity. The benefit payable from the cash balance feature is reduced for early commencement if payment begins before age 65. Effective January 1, 2013, participants may elect to receive the entire value of the Qualified Pension Plan benefit as a lump sum.

Nonqualified Pension Plans

Since the Qualified Pension Plan is a qualified plan, it is subject to the rules of the Code. The Code limits the amount of benefits that may be paid by a qualified plan and it limits the amount of salary that may be recognized in computing plan benefits. The maximum accrued benefit for 2013 is $205,000 and the maximum annual salary the plan may recognize for 2011, the year the plan was frozen is $245,000. The Pension Parity Plan, an unfunded, nonqualified pension plan, restores any benefits lost due to the limitations on benefits and compensation imposed by the Code. The changes to the Qualified Pension Plan that took effect on July 1, 2006 and December 31, 2011 also apply to the Pension Parity Plan.

For eligible executives hired prior to January 1, 2002, the SERP, a nonqualified, unfunded pension benefit, provides an additional monthly benefit, calculated in the form of a life annuity, equal to the participant’s Final Average Monthly Salary (without regard to the Code compensation limit) times years of employment times a percentage determined by job classification at retirement. The percentages range between 0.20% and 0.90%. Credited service earned under this formula ceased to accrue under the SERP as of June 30, 2006. Effective as of July 1, 2006 through December 31, 2011eligible executives participate in the “BalancePlus SERP” feature of the SERP. The BalancePlus SERP provides an additional monthly benefit based upon a hypothetical account balance that is in excess of the amount calculated under the Qualified Pension Plan BalancePlus Program and the Pension Parity Plan. The account balance from the BalancePlus SERP before offset is calculated under the formulas in the BalancePlus Program with the following modifications: 1) Annual Salary is calculated without regard to the Code compensation limit; 2) Final Average Monthly Salary is increased by the average of the three highest consecutive Annual Incentive amounts; and 3) a 15% benefit multiplier is used under the Pension Equity formula in lieu of the 12.5% benefit multiplier. The Pension Equity account under the BalancePlus SERP has its own early retirement reduction factors, which are applied at early retirement before offsetting the amount calculated under the BalancePlus Program and the Pension Parity Plan. Unlike the Qualified and Pension Parity Plans, the service under the Pension Equity formula was not frozen in 2006, but continued to be recognized through December 31, 2011. Effective January 1, 2012, the Company adopted a new Savings Parity Plan that restores company matching contributions under the Visteon Investment Plan (described below) lost due to Code limitations, and amended the SERP to provide benefits through a defined contribution approach: eligible employees receive credits equal to 6%, 9% or 14.5% of base compensation and annual incentive, dependent upon their organizational levels. Account balances in both the Savings Parity Plan and the amended SERP will be increased or reduced to reflect earnings and losses on hypothetical investments designated by the employee.

The Pension Parity Plan, Savings Parity Plan and the SERP provide for automatic payment in the form of a single lump sum distribution for benefits commencing on and after January 1, 2007. The actual conversion factors used to determine the single lump sum distribution for the Pension Parity Plan and SERP are the same as those used to value the Company’s pension obligations in the Company’s audited financial statements.

Visteon Engineering Services Pension Plan — Mr. Pallash

The Visteon Engineering Services Pension Plan (the “VES Pension Plan”) was established in 2007 for employees of Visteon Engineering Services Limited (“VES”) whose benefits transferred from another U.K. pension plan. The VES Pension Plan provides a monthly retirement benefit from date of retirement equal to 1/60 of the participant’s final pensionable salary (the 12 months prior to March 31st in the year prior to retirement) times years of pensionable service. Pensionable service was frozen at the point each individual employee opted out of the other U.K. pension plan. The participant has the option to surrender a portion of the monthly retirement benefit in exchange for a tax-free cash lump sum payment at retirement. The normal retirement age is 65, however, under UK law, participants may retire after age 55 upon VES consent. The monthly retirement benefit is reduced by 6% per annum for retirement prior to age 60.

To preserve a higher Lifetime Allowance under U.K. tax regulations (which was reduced by the U.K. Government), by agreement between Mr. Pallash and the Company, Mr. Pallash ceased to accrue further pension savings in the VES LTD Savings Plan (“Stakeholder Plan”) or any other U.K. registered pension scheme under Fixed Protection from April 2012. The Company increased its contribution to Mr. Pallash’s individual trust based defined contribution plan by the amount of contributions the Company previously paid into the Stakeholder Plan.

Defined Contribution Qualified Plan

The Named Executive Officers, as well as most U.S. salaried employees, are also entitled to participate in the Visteon Investment Plan, Visteon’s investment and savings plan. The amounts that may be deferred are limited by the Code.

From January 1, 2012, the Company matched employee contributions of up to 6% of pay at a rate of 100% of the employee’s eligible contributions. Amounts deferred for each Named Executive Officer are reflected in the “Salary” column of the above “Summary Compensation Table.”

Savings Parity and Amended SERP Plans

Effective January 1, 2012, the Company adopted a new Savings Parity Plan that restores company matching contributions under the Visteon Investment Plan lost due to Code limitations, and amended the SERP to provide benefits through a defined contribution approach: eligible employees will receive credits equal to 6%, 9%, or 14.5%of base compensation and annual incentive, dependent upon their organizational levels. The account balances in both the Savings Parity Plan and the amended SERP will be increased or reduced to reflect earnings and losses on hypothetical investments designated by the employee.

2013 Nonqualified Deferred Compensation

The following table provides information about the nonqualified defined contribution deferred compensation plans in which our US-paid NEOs participate. Our NEOs (with the exception of Mr. Pallash who is paid from the UK) participate in the Savings Parity Plan and the Defined Contribution SERP (“DC SERP”) Plan, both of which became effective on January 1, 2012. The Savings Parity Plan restores company matching contributions under the Visteon Investment Plan, Visteon’s investment and savings plan, lost due to IRS Code limitations. The DC SERP plan provides benefits through a defined contribution approach where eligible employees receive credits equal to 6%, 9% or 14.5% of base compensation and annual incentive, dependent upon their organizational levels. Account balances in both the Savings Parity Plan and DC SERP will be increased or reduced to reflect earnings and losses on hypothetical investments designated by the employee.

Nonqualified Deferred Compensation for 2013

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Timothy D. Leuliette
Savings Parity Plan (1)	$—	$87,335	$—	$—	$87,335
DC SERP (2)	$—	$241,086	$23,639	$—	$330,424
Jeffrey M. Stafeil
Savings Parity Plan (1)	$—	$24,285	$—	$—	$24,285
DC SERP (2)	$—	$59,378	$7,884	$—	$77,287
Steve Meszaros
Savings Parity Plan (1)	$—	$32,033	$6,816	$—	$91,920
DC SERP (2)	$—	$66,800	$18,627	$—	$169,662
Robert C. Pallash
Savings Parity Plan (3)	$—	$—	$—	$—	$—
DC SERP (3)	$—	$—	$—	$—	$—
Martin T. Thall
Savings Parity Plan (1)	$—	$—	$—	$—	$—
DC SERP (2)	$—	$6,375	$94	$—	$6,469
Joy M. Greenway
Savings Parity Plan (1)	$—	$21,950	$4,304	$49,245	$21,950
DC SERP (2)	$—	$40,650	$13,399	$132,262	$—

(1)	The Savings Parity Plan was adopted effective January 1, 2012. The Company contributions noted in this Table represent accrued contributions to be credited to each participant’s account for the fiscal year reported in this Proxy. The aggregate earnings, aggregate gains/losses, and aggregate withdrawals/distributions made to the participants’ accounts during fiscal year 2013 is also presented.

(2)	The Defined Contribution SERP (“DC SERP”) was adopted effective January 1, 2012. This Table reflects Company contributions, aggregate earnings, aggregate gains/losses, and aggregate withdrawals/distributions made to the participants’ accounts during fiscal year 2013.

(3)	Mr. Pallash does not participate in U.S. retirement programs.

Potential Payments Upon Termination

Set forth below are estimated payments and benefits that would be provided to the Named Executive Officers upon their termination of employment (or that would be accelerated upon a change in control) under specified circumstances assuming that the relevant triggering event occurred at December 31, 2013. These disclosed amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to the Named Executive Officers, which would only be known at the time that they become eligible for payment and would only be payable if any of the triggering events were to occur. Accrued amounts (other than the accelerated vesting of retirement benefits noted below) under the Company’s pension and defined contribution plans are not included in this table.

Named Executive Officer(1)	Involuntary Termination (w/o cause or for Good Reason)	Change in Control	Qualifying Termination after Change in Control
Timothy D. Leuliette
Benefit:
• Severance Payments	$3,909,000	N/A	$6,515,000
• Accelerated Bonus	$—	$—	$—
• Accelerated Stock Option/SAR Vesting (2)	$—	$—	$—
• Accelerated Stock/Unit Awards Vesting (3)	$—	$—	$32,981,000
• Continuation of Perquisites and Allowances	$—	N/A	$—
• Accelerated Retirement Benefits Vesting	N/A	N/A	$—
• Deferred Compensation (4)	$—	—	$418,000
• Continuation of Health & Welfare Benefits (5)	$—	N/A	$10,000
• Outplacement Services (6)	$50,000	N/A	$50,000
• Tax Gross-Up	N/A	N/A	N/A

Totals	$3,959,000	$—	$39,974,000

Jeffrey M. Stafeil
Benefit:
• Severance Payments	$1,808,000	N/A	$2,410,000
• Accelerated Bonus	$—	$—	$—
• Accelerated Stock Option/SAR Vesting (2)	$—	$—	$—
• Accelerated Stock/Unit Awards Vesting (3)	$—	$—	$11,423,000
• Continuation of Perquisites and Allowances	$—	N/A	$—
• Accelerated Retirement Benefits Vesting	$—	N/A	$—
• Deferred Compensation (4)	$—	—	$102,000
• Continuation of Health & Welfare Benefits (5)	$17,000	N/A	$17,000
• Outplacement Services (6)	$50,000	N/A	$50,000
• Tax Gross-Up	N/A	N/A	N/A

Totals	$1,875,000	$—	$14,002,000

Martin T. Thall
Benefit:
• Severance Payments	$1,607,000	N/A	$2,142,000
• Accelerated Bonus	$—	$—	$—
• Accelerated Stock Option/SAR Vesting (2)	$—	$—	$—
• Accelerated Stock/Unit Awards Vesting (3)	$—	$—	$1,310,000
• Continuation of Perquisites and Allowances	$—	N/A	$—
• Accelerated Retirement Benefits Vesting	$—	N/A	$—
• Deferred Compensation (4)	$—	—	$6,000
• Continuation of Health & Welfare Benefits (5)	$9,000	N/A	$10,000
• Outplacement Services (6)	$50,000	N/A	$50,000
• Tax Gross-Up	N/A	N/A	N/A

Totals	$1,666,000	$—	$3,518,000

(1)	Messrs. Meszaros and Pallash and Ms. Greenway are not included in the above tables because their service terminated effective as of December 31, 2013, December 31, 2013, and April 30, 2013, respectively. The terms of their separation agreements are described above.

(2)	All unvested stock options and stock appreciation rights would be accelerated in the event of a change of control.

(3)	Assumes that the 2012 Special LTI RSUs and the 2012 Special LTI PSUs (as defined below) are converted or assumed by an acquirer in the event of a change in control, and, thus, such awards do not accelerate upon a change in control.

(4)	Represents the vested values payable under each scenario for the participant’s accounts in the DC SERP and Savings Parity Plan, nonqualified deferred compensation plans.

(5)	The estimated cost of continuing health and welfare benefits is based on current insurance premiums.

(6)	The amount of covered or reimbursed services was assumed to be the maximum amount allowable under change in control agreements and the severance plan, as described further below. The amounts to be reimbursed will be only for those expenses actually incurred by the executive, and may be significantly less than the amount presented in the table.

Potential Payments Upon Change in Control

The 2010 Incentive Plan provides for accelerated vesting or payout of equity and incentive awards upon a change in control, even if the executive does not terminate employment, unless modified by applicable award agreements or terms and conditions at the time of grant. The benefits are designed to retain and motivate employees during the uncertain process that precedes a change in control transaction, and include:

•

any awards under the plan that relate to performance periods that have been completed as of the date of the change in control, but that have not yet been paid, are paid in accordance with the terms of such awards;

•

any awards under the plan that relate to performance periods that have not been completed as of the date of the change in control, and that are not then vested, become fully vested if vesting is based solely upon the length of the employment relationship as opposed to the satisfaction of one or more performance goals; and

•

any other awards that relate to performance periods that have not been completed as of the date of the change in control, and that are not then vested, will be treated as vested and earned pro rata, as if the performance goals at target levels are attained as of the effective date of the change in control (based on the number of full months that have elapsed from the beginning of the performance period to the date of the change in control compared to the total number of months in the original performance period).

However, certain equity awards made in 2012 are subject to terms and conditions that modify the vesting provisions described above in the event of a change in control, as follows:

•

any outstanding restricted stock units granted as part of the 2012 special, multi-year long-terms incentive program or granted in 2013 to Mr. Thall (the “2012 Special LTI RSUs”) will become fully vested immediately upon a change in control if such units are not assumed, converted or replaced by the acquirer or other continuing entity;

•

upon a change in control, the performance stock units granted as part of the 2012 special, multi-year long-terms incentive program (the “2012 Special LTI PSUs”), (i) if such units are not assumed, converted or replaced by the acquirer or other continuing entity, become immediately vested to the extent that the performance metrics have been achieved as of the date of such change in control (with any remainder being forfeited), or (ii) if the units are assumed, converted or replaced by the acquirer or other continuing entity and the holder’s employment continues beyond the date that is 24 months after such change in control, become time-based units to the extent that the performance metrics have been achieved as of the date of such change in control (with any remainder being forfeited) and vest, if at all, on its scheduled vesting date; and

•

upon the occurrence of a change in control, the holder will be entitled to a prorated portion of their performance stock units granted as part of the 2012 regular long-terms incentive program (the “2012 PSUs”) determined by assuming target levels of performance or, if greater, projected performance assuming continuation of the performance levels achieved during the portion of the performance period that has been completed prior to the change in control (provided, however, that to the extent that separate performance goals or other measures have been established with respect to each calendar year within the performance period, (a) the portion of the final award that relates to any completed calendar year shall be determined based upon the actual results for such calendar year, and (b) the portion of the final award that relates to any calendar year that has not been completed as of the date of the change in control will be determined by assuming target levels of performance (or if greater, projected performance assuming continuation of performance achieved during the portion of the calendar year in which the change in control occurs).

In addition, the special performance cash award made to Mr. Thall in 2013 (the “Electronics Special Award”) is subject to terms and conditions that modify the vesting provisions described above in the event of a change in control, as follows:

•

the Electronics Special Award will continue to vest in accordance with the existing schedule if such award is assumed by the acquirer and the participant’s employment continues beyond two years after such change in control or sale of the electronics business unit. A valuation of the electronics business unit will be made as of the date of such change in control or sale of the electronics business unit, and the participant will receive payouts of the Electronics Special Award based on the increase in valuation as of each vesting date using the change of control valuation; and

•

the Electronics Special Award fully vests upon a change in control or sale of the electronics business unit if such award is not assumed by the acquirer (provided that the participant continues his service through the date of consummation of such transaction). A valuation of the electronics business unit will be made as of the date of such change in control or sale of the electronics business unit, and the participant will receive a pro-rated portion of the Electronics Special Award based on the percentage of the award that remains unvested as of such date using the change of control valuation.

Under the 2010 Incentive Plan, a “change in control” will be deemed to have occurred as of the first day any one or more of the following is satisfied, except as modified by applicable award agreements or terms and conditions at the time of grant:

(A) any person is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates) representing 40% or more of the combined voting power of the Company’s then outstanding securities;

(B) within any twelve (12) month period, the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the effective date of the 2010 Incentive Plan, constitute the Board of Directors of the Company and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended (except that for the 2012 Special LTI PSUs, the 2012 Special LTI RSUs and the Electronics Special Award, this paragraph provides: (B) within any twelve month period, the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, at the beginning of the twelve month period, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the twelve month period or whose appointment, election or nomination for election was previously so approved or recommended (for these purposes, (x) a threatened election contest will be deemed to have occurred only if any person or entity publicly announces a bona fide intention to engage in an election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company, and (y) a withhold vote campaign with respect to any director will not by itself constitute an actual or threatened election contest));

(C) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (i) a merger or consolidation which results in the directors of the Company immediately prior to such merger or consolidation continuing to constitute at least a majority of the board of directors of the Company, the surviving entity or any parent thereof or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates) representing 40% or more of the combined voting power of the Company’s then outstanding securities;

(D) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of more than 50% of the Company’s assets, other than a sale or disposition by the Company of more than 50% of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale; or

(E) any other event that the Board, in its sole discretion, determines to be a change in control.

However, a “change in control” will not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

Change in Control followed by Qualifying Termination

The Company has entered into change in control agreements with all of its executives, including the Named Executive Officers. These agreements provide for certain benefits if a qualifying termination occurs following a change in control of the Company. For the Named Executive Officers, a qualifying termination includes a termination of the executive’s employment without cause or a resignation for good reason, in each case, within two years after the change in control.

In addition to the benefits described above under “Change in Control,” the Named Executive Officers are entitled to the following benefits pursuant to the change in control agreements so long as the executive signs an acceptable release of claims:

•

the payment of any unpaid salary or incentive compensation, together with all other compensation and benefits payable to the executive under the terms of the Company’s compensation and benefits plans, earned through the date of termination;

•

a severance payment in the amount of one and a half times (other than Mr. Leuliette, which is two and a half times, and Messrs. Stafeil and Thall, which are two times) base salary plus the executive’s target annual bonus;

•	the continuation for eighteen months following termination of life, accident and health insurance benefits for the executive and his or her dependents;

•

all contingent annual bonus awards under the 2010 Incentive Plan (or other plans) for periods that have not been completed become payable on a pro-rated basis assuming the achievement at target levels of any individual or corporate performance goals;

•

the benefits then accrued by or payable to the executive under the SERP, the Pension Parity Plan and the Savings Parity Plan, or any other nonqualified plan providing supplemental retirement or deferred compensation benefits, become fully vested; and

•	reimbursement for the cost of outplacement services for up to twelve months following termination, not to exceed $50,000;

Change in control payments for the Named Executive Officers are not grossed up for the payment of any section 4999 excise taxes. However, the executive may choose to have his or her total payments under the agreement reduced so that no portion of the total payments will be subject to section 4999 excise taxes.

“Good Reason” under the agreements includes the following:

•	a negative material alteration is made in the executive’s duties and responsibilities;

•	the executive’s annual base salary is decreased (except for certain across-the-board reductions);

•	the executive is required to relocate his or her residence or principal office location by more than 50 miles;

•	the executive’s incentive compensation or other benefits are decreased by ten percent or more (except for certain across-the-board reductions); or

•	the executive is not paid any portion of his or her then current compensation or an installment under any deferred compensation program.

Each executive agrees to comply with confidentiality, non-disparagement and non-competition covenants during the term of the agreement and for a period thereafter. In addition, in the event of a potential change of control, as defined therein, each executive agrees not to voluntarily terminate his or her employment, except for retirement or good reason, until the earlier of six months after such potential change of control or the occurrence of a change in control.

A “change in control” will be deemed to have occurred under the change in control agreements as of the first day any one or more of the following is satisfied:

(A) any person is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates) representing 40% or more of the combined voting power of the Company’s then outstanding securities;

(B) within any twelve month period, the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, at the beginning of the twelve month period, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the twelve month period or whose appointment, election or nomination for election was previously so approved or recommended (for these purposes, (x) a threatened election contest will be deemed to have occurred only if any person or entity publicly announces a bona fide intention to engage in an election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company, and (y) a withhold vote campaign with respect to any director will not by itself constitute an actual or threatened election contest);

(C) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (a) a merger or consolidation which results in the directors of the Company immediately prior to such merger or consolidation continuing to constitute at least a majority of the board of directors of the Company, the surviving entity or any parent thereof or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates) representing 40% or more of the combined voting power of the Company’s then outstanding securities; or

(D) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of more than 50% of the Company’s assets, other than a sale or disposition by the Company of more than 50% of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

However, a “change in control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

In addition, the terms and conditions applicable to the 2012 Special LTI RSUs, the 2012 Special LTI PSUs and the Electronics Special Award provide as follows:

•

any outstanding 2012 Special LTI RSUs will become immediately (i) fully vested if the holder’s employment is terminated without cause or for good reason (each as defined in the applicable change in control agreements) within 24 months following a change in control if such units are assumed, converted or replaced by the acquirer or other continuing entity, or (ii) vested on a pro rata basis if the holder’s employment is terminated without cause or for good reason and either a change in control has occurred before the termination of employment or the holder had remained in the employ of the Company for at least 180 days following the grant date (to the extent not accelerated pursuant to (i));

•

upon a change in control in which the acquirer or other continuing entity assumes, converts or replaces such units, the 2012 Special LTI PSUs will become immediately vested to the extent that the performance metrics have been achieved as of the date of such change in control (with any remainder being forfeited) if the holder’s employment is terminated without cause or for good reason (each as defined in the applicable change in control agreements) within 24 months following the change in control; and

•

the Electronics Special Award fully vests upon a change in control or sale of the electronics business unit if such award is assumed by the acquirer but the participant’s employment is terminated without cause within two years after such change in control or sale of the electronics business unit. A valuation of the electronics business unit will be made as of the date of such change in control or sale of the electronics business unit, and the participant will receive a pro rated portion of the Electronics Special Award based on the percentage of the award that remains unvested as of such date using the change of control valuation.

Voluntary Termination (Without “Good Reason” or for “Cause”)

An executive who voluntarily resigns without good reason or whose employment is terminated by the Company for cause (each as defined in the Change in Control Agreements, Terms and Conditions of Initial Stock Grants and the individual employment agreement applicable to Mr. Leuliette) will be entitled to receive unpaid salary and benefits, if any, he has accrued through the effective date of his termination, and the executive will forfeit any outstanding, unvested equity-based awards.

Involuntary Termination (Without “Cause” or for “Good Reason”)

Upon the involuntary termination of employment by the Company (other than for specified reasons, including disability, availability of other severance benefits, and inappropriate conduct), all officers elected by the Board of Directors are entitled to severance benefits under the 2010 Visteon Executive Severance Plan. For the NEO’s, these severance benefits include a cash payment equal to 150% of one year of base salary and their target annual incentive opportunity, a pro-rated annual incentive bonus for the fiscal year during which the termination occurs (based on actual Company performance during the period), the reimbursement of medical coverage premiums under COBRA for eighteen months following termination, and the provision of outplacement services for up to twelve months (not to exceed $50,000). However, if the eligible executive does not execute an acceptable release and waiver of claims, such executive will only be entitled to a cash payment equal to four weeks of base salary. The severance plan permits executives to receive both the severance benefits under the plan and, if eligible, the retirement benefits described above. Mr. Leuliette may elect to receive similar benefits under his employment agreement in lieu of benefits under the Company’s severance plan.

The 2010 Incentive Plan does not accelerate any of the outstanding awards held by executives who are involuntarily terminated. However, the terms and conditions applicable to certain equity awards provide as follows:

•

the 2012 PSUs will vest on a pro rata basis if the holder’s employment is involuntary terminated without cause (each as defined in the applicable terms and conditions), provided that the holder had remained in the employ of the Company for at least 180 days following the grant date;

•

the 2012 Special LTI RSUs will vest on a pro rata basis if the holder’s employment is involuntary terminated without cause or for good reason (each as defined in the applicable terms and conditions), provided that the holder had remained in the employ of the Company for at least 180 days following the grant date;

•

the 2012 Special LTI Performance Stock Units will not be forfeited and will vest on the scheduled vesting date on a pro rata basis if the holder’s employment is involuntary terminated without cause or for good reason (each as defined in the applicable terms and conditions), provided that the holder had remained in the employ of the Company for at least 180 days following the grant date (and the termination is either before any change in control or more than 24 months after any change in control); and

•

the remaining unvested and unpaid portion of the Electronics Special Award will become vested on a pro rata basis but remain outstanding until completion of the valuation for the annual period ending December 31, 2018 if the participant’s employment is terminated without cause on or after the second anniversary of the date of the participant’s commencement of employment with the Company.

Messrs. Meszaros and Pallash and Ms. Greenway were separated from the Company during 2013. Please see “Separation Agreement with Mr. Meszaros,” “Separation Agreement with Mr. Pallash,” “Separation Agreement with Ms. Greenway,” and the column “All Other Compensation” in the “Summary Compensation Table,” above.

Termination Upon Retirement, Death or Disability

Following termination of executive’s employment for disability, the executive will receive all compensation payable under the Company’s disability and medical plans and insurance policies, which are available generally to the Company’s salaried employees.

Upon retirement, each Named Executive Officer’s outstanding 2012 Special LTI RSUs and 2012 Special LTI PSUs will be forfeited. A termination upon the death or disability of a Named Executive Officer is generally treated the same as an involuntary termination with respect to the 2012 Special LTI RSUs and 2012 Special LTI PSUs.

In addition to the payments and benefits described above, the Organization and Compensation Committee of the Board may authorize additional payments when it separates a Named Executive Officer. The Company might agree to make the payments it deems necessary to negotiate a definitive termination agreement with the terms, such as a general release of claims, nondisparagement, cooperation with litigation, noncompetition and nonsolicitation agreements, as determined by the Company.

The following table summarizes information as of December 31, 2013 relating to its equity compensation plans pursuant to which grants of stock options, stock appreciation rights, stock rights, restricted stock, restricted stock units and other rights to acquire shares of its common stock may be made from time to time.

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column(a))(c)(2)
Equity compensation plans approved by security holders	—	$—	—
Equity compensation plans not approved by security holders (3)	1,438,309	$68.82	2,702,859

Total	1,438,309	$68.82	2,702,859

(1)	Comprised of stock options, stock appreciation rights, which may be settled in stock or cash at the election of the Company, and outstanding restricted stock and performance stock units, which may be settled in stock or cash at the election of the Company without further payment by the holder, granted pursuant to the Visteon Corporation 2010 Incentive Plan. Excludes 18,914 unvested shares of restricted common stock issued pursuant to the Visteon Corporation 2010 Incentive Plan. The weighted-average exercise price of outstanding options, warrants and rights does not take into account restricted stock or performance stock units that will be settled without any further payment by the holder.

(2)	Excludes an indefinite number of stock units that may be awarded under the Visteon Corporation Non-Employee Director Stock Unit Plan, which units may be settled in cash or shares of the Company’s common stock. Such plan provides for an annual, automatic grant of stock units worth $95,000 to each non-employee director of the Company. There is no maximum number of securities that may be issued under this Plan; however, the Plan will terminate on December 15, 2020 unless earlier terminated by the Board of Directors.

(3)	The Visteon Corporation 2010 Incentive Plan was approved as part the Company’s plan of reorganization, which is deemed to be approved by security holders for all other purposes.

AUDIT COMMITTEE REPORT

The Audit Committee operates under a written charter adopted by the Board of Directors. Visteon management has the primary responsibility for the company’s internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the company’s consolidated financial statements and issuing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America. The independent registered public accounting firm also expresses an opinion, based on an audit, on the effectiveness of Visteon’s internal control over financial reporting. The Audit Committee oversees and monitors these processes and reports to the Board of Directors on its findings. During 2013, the Audit Committee held seven meetings.

Auditor Independence

During the year, the Audit Committee met and held discussions with Visteon management and Ernst & Young LLP, the independent registered public accounting firm. The Audit Committee reviewed and discussed with Visteon management and Ernst & Young LLP the audited financial statements contained in the company’s Annual Report on Form 10-K for the year ended December 31, 2013, as well as the company’s internal control over financial reporting. The Audit Committee also discussed with Ernst & Young LLP the matters required to be discussed under the Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended.

Ernst & Young LLP submitted to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee discussed with Ernst & Young LLP the firm’s independence and considered whether the provision of non-audit services by Ernst & Young LLP to the company is compatible with maintaining the independence of Ernst & Young LLP. The Audit Committee concluded that the independence of Ernst & Young LLP from Visteon and management is not compromised by the provision of such non-audit services.

Based on these reviews and discussion, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the company’s Annual Report on Form 10-K for the year ended December 31, 2013, and filed with the SEC.

Audit Committee Duncan H. Cocroft (Chairman) Robert J. Manzo David L. Treadwell

The Audit Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Visteon filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Visteon specifically incorporates this Audit Committee Report by reference into any such filing.

AUDIT FEES

The Audit Committee selects, subject to stockholder ratification, our independent registered public accounting firm for each fiscal year. During the years ended December 31, 2013, and December 31, 2012, Ernst & Young LLP was employed principally to perform the annual audit of the company’s consolidated financial statements and internal control over financial reporting and to provide other services. Fees paid to Ernst & Young LLP for 2013 and 2012 are listed in the following table:

Year Ended December 31	Audit Services Fees	Audit Related Fees	Tax Fees	All Other Fees
2013	$6,928,000	$522,000	$3,363,000	$—
2012	$7,693,000	$747,000	$3,583,000	$—

Audit services fees include fees for services performed to comply with Sarbanes-Oxley Section 404 and Generally Accepted Auditing Standards (“GAAS”) as adopted by the Public Company Accounting Oversight Board and approved by the SEC, including the recurring audit of the company’s consolidated financial statements. This category also includes fees for audits provided in connection with statutory filings or services that generally only the principal auditor reasonably can provide to a client, such as procedures related to the audit of income tax provisions and related reserves, and consents, assistance, and review of documents filed with the SEC.

Audit-related fees include fees associated with assurance and related services that are reasonably related to the performance of the audit or review of the company’s financial statements. This category includes fees related to assistance in financial due diligence related to mergers and acquisitions, consultations regarding Generally Accepted Accounting Principles (“GAAP”), reviews and evaluations of the impact of new regulatory pronouncements, and audit services performed related to benefit/pension plans.

Tax fees primarily represent fees for tax planning services and tax-related compliance.

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee has adopted procedures for its annual review and pre-approval of all audit and permitted non-audit services provided by the independent registered public accounting firm. These procedures include reviewing and approving a budget for audit and permitted non-audit services by category. The Audit Committee considers whether such services are consistent with the SEC’s rules on auditor independence. The Audit Committee also considers whether the independent registered public accounting firm is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the company’s business, people, culture, accounting systems, risk profile, and whether the services enhance the company’s ability to manage or control risks and improve audit quality. The Audit Committee will, as necessary, consider and, if appropriate, approve the provision of additional audit and non-audit services by its independent registered public accounting firm that are not encompassed by the Audit Committee’s annual pre-approval and not prohibited by law. The Audit Committee has delegated to the Chairman of the Audit Committee the approval authority, on a case-by-case basis, for services outside of or in excess of the Audit Committee’s aggregate pre-approved levels and not prohibited by law. In order to monitor services rendered and actual fees paid and commitments to be paid to the independent registered public accounting firm, the Chairman, or designee, shall report any such decisions to the Audit Committee at its next regular meeting.

ITEM 2. APPROVAL OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The next proposal on the agenda for the Annual Meeting will be ratifying the appointment of Ernst & Young LLP by the Audit Committee as the Company’s independent registered public accounting firm for fiscal year 2014. Ernst & Young LLP served in such capacity for fiscal year 2013.

Representatives of Ernst & Young LLP, the Company’s independent registered public accounting firm, are expected to be present at the Annual Meeting. They will have the opportunity to make a statement at the meeting if they desire to do so and are expected to be available to respond to appropriate questions. For information regarding fees paid to Ernst & Young LLP, see “Audit Fees” on page 42.

The Board of Directors Recommends that You Vote FOR the Ratification of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal Year 2014.

ITEM 3. PROVIDE AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act, we are seeking stockholder approval of the Company’s executive compensation program and practices as disclosed in this Proxy Statement. While this vote is advisory, and not binding on the Board, it will provide information to the Board and the Organization and Compensation Committee regarding investor sentiment about our executive compensation programs and practices, which the Organization and Compensation Committee will carefully review when evaluating our executive compensation program.

Stockholders are being asked to vote on the following advisory resolution:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s executive officers, as disclosed in the 2014 Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosures.”

The Company is committed to maintaining executive compensation programs and practices that are aligned with the Company’s business strategy. As a result, the Company has a strong pay-for-performance philosophy that greatly impacts its decisions regarding executive compensation. Our executive compensation programs seek to align management’s interests with our stockholders’ interests to support long-term value creation and pay for performance. This philosophy and the compensation structure are essential to the Company’s ability to attract, retain and motivate individuals who can achieve superior financial results in the best interests of the Company and its stockholders. To that end, our program links pay to performance by delivering a significant majority of the total compensation opportunity of our Named Executive Officers in variable or performance-based compensation programs (annual and long-term incentive plans). Performance measures used in the Company’s annual and long-term incentive plans support the Company’s annual operating plan and longer term strategy and are tied to key Company measures of short and long-term performance. Our program also aligns the Named Executive Officers’ financial interest with those of our stockholders by delivering a substantial portion of their total compensation in the form of equity awards and other long-term incentive vehicles.

We urge our stockholders to read “Compensation Discussion and Analysis” above, which describes in detail how our executive compensation program and practices operate and are designed to achieve our compensation objectives, as well as the accompanying compensation tables which provide detailed information on the compensation of our Named Executive Officers.

The Board of Directors recommends a vote FOR the approval of executive compensation set forth in this proxy statement.

OTHER MATTERS

Neither the Company nor its directors intend to bring before the Annual Meeting any matter other than the election of the eight directors, the ratification of the Company’s independent public accounting firm, and the approval of the Company’s executive compensation. Also, they have no present knowledge that any other matter will be presented by others for action at the meeting.

2015 STOCKHOLDER PROPOSALS AND NOMINATIONS

Stockholder proposals that are intended to be included in the Company’s proxy materials for the 2015 Annual Meeting must be presented pursuant to Securities and Exchange Commission Rule 14a-8 and received by the Corporate Secretary of the Company no later than December 30, 2014.

A stockholder that intends to present business at the 2015 Annual Meeting other than pursuant to Rule 14a-8, which may not be included in the Company’s proxy materials, must comply with the requirements set forth in the Company’s Bylaws. Among other things, a stockholder must give written notice of its intent to bring business before the 2015 Annual Meeting to the Company no later than March 14, 2015 and no earlier than February 12, 2015. However, if the date for the 2015 Annual Meeting is more than 30 calendar days prior to, or after, June 12, 2015 then such written notice must be received no later than the 90th day prior to the date of such meeting, or, if later, the tenth day following the day on which we announce the annual meeting date to the public. This written notice must contain specified information as set forth in the Company’s Bylaws.

You may recommend any person to be a director by writing to the Corporate Secretary of the Company. The period for submitting written notice nominating a director for the 2015 Annual Meeting is not earlier than the 120th day prior to the date of the 2015 Annual Meeting and not later than the 90th day prior to the date of the 2015 Annual Meeting, or, if later, the tenth day following the day on which we announce the annual meeting date to the public. This notice must include, among other things, the name, age, address, occupations and stockholdings of the proposed nominee.

To the extent permitted, the Company may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such stockholder proposal or nomination.

MISCELLANEOUS

Copies of our code of business conduct and ethics entitled, “Ethics and Integrity Policy”, as well as the Corporate Governance Guidelines and charters of all standing Board committees, are available on our website at www.visteon.com, by contacting our Investor Relations department in writing at One Village Center Drive, Van Buren Township, MI 48111; by phone (734) 710-5793; or via email at bkrakowi@visteon.com.

Visteon’s 2013 Annual Report to Stockholders, including its Annual Report on Form 10-K for the year ended December 31, 2013 (and consolidated financial statements), is being made available to you with this Proxy Statement. Stockholders may obtain, at no charge, an additional copy of our Annual Report on Form 10-K for the year ended December 31, 2013, including exhibits thereto, by contacting our Investor Relations department in writing at One Village Center Drive, Van Buren Township, MI 48111; by phone (734) 710-5793; or via email at bkrakowi@visteon.com. Our periodic and current reports, including our Annual Report on Form 10-K, and any amendments thereto, are also available through our internet website at www.visteon.com/investors.

The SEC has adopted rules that allow us to send in a single envelope our Notice of Internet Availability of Proxy Materials or a single copy of our proxy solicitation and other required Annual Meeting materials to two or more stockholders sharing the same address. We may do this only if the stockholders at that address share the same last name or if we reasonably believe that the stockholders are members of the same family. If we are sending a Notice, the envelope must contain a separate Notice for each stockholder at the shared address. Each Notice must also contain a unique control number that each stockholder will use to gain access to our proxy materials and vote online. If we are mailing a paper copy of our proxy materials, the rules require us to send each stockholder at the shared address a separate proxy card.

We believe this rule is beneficial to both our stockholders and to us. Our printing and postage costs are lowered anytime we eliminate duplicate mailings to the same household. However, stockholders at a shared address may revoke their consent to the householding program and receive their Notice in a separate envelope, or, if they have elected to receive a full copy of our proxy materials in the mail, receive a separate copy of these materials. If you have elected to receive paper copies of our proxy materials and want to receive a separate copy of these materials, please call Broadridge at (800) 579-1639. If you consented to the householding program and wish to revoke your consent for future years, simply call, toll free, (800) 579-1639, or write to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

If you received more than one Notice of Internet Availability of Proxy Materials or proxy card, then you probably have multiple accounts with us and/or brokers, banks or other nominees. You should vote all of the shares represented by these Notices/proxy cards. Certain brokers, banks and nominees have procedures in place to discontinue duplicate mailings upon a stockholder’s request. You should contact your broker, bank or nominee for more information. Additionally, our transfer agent, Computershare Shareowner Services, can assist you if you want to consolidate multiple registered accounts existing in your name. To contact our transfer agent, write to Visteon Corporation, c/o Computershare, P.O. Box 43006, Providence, RI 02940-3006, or call (877) 881-5962.

APPENDIX A

Visteon Director Independence Guidelines

A director will be deemed “independent,” and to have no direct or indirect material relationship with the company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company), if he/she meets all of the following criteria:

1. Has not been an employee of Visteon or its subsidiaries within the last three years.

2. Is not currently a partner or employee of Visteon’s internal or external auditor or a former partner or employee of Visteon’s internal or external auditor or was within the last three years (but is no longer) a partner or employee of Visteon’s internal or external auditor who personally worked on Visteon’s audit within that time.

3. Has not been employed by a company in which, concurrently with such employment, an executive officer of Visteon served on the compensation committee of such company within the last three years.

4. Has not received more than $100,000 per year in direct compensation from Visteon or its subsidiaries within the last three years, other than director or committee fees and pensions or other forms of deferred compensation for prior service (and not contingent on continued service).

5. Is not currently an executive officer or employee of a company that, within the past three years, has made payments to, or received payments from, Visteon or its subsidiaries for property or services in an amount which, in any single fiscal year, exceeded the greater of $1 million or 2% of such other company’s consolidated gross revenues for such year.

6. Has no immediate family member (1) who (i) has been employed by Visteon as an officer, (ii) is a current partner of Visteon’s internal or external auditor or a current employee of Visteon’s internal or external auditor who participates in the audit, assurance or tax compliance (but not tax planning) practice, (iii) is a former partner or employee of Visteon’s internal or external auditor who personally worked on Visteon’s audit within the last three years, (iv) has been employed as a an officer of another company where a Visteon executive officer served on the compensation committee of that company within the last three years, (v) received more than $100,000 per year in direct compensation from Visteon or its subsidiaries other than pensions or other forms of deferred compensation for prior service (and not contingent on continued service), or (vi) is currently an officer of a company that has made payments to, or received payments from, Visteon or its subsidiaries for property or services in an amount which, during any twelve month period, exceeded the greater of $1 million or 2% of such other company’s consolidated gross revenues for such year, in each case, within the last three years.

7. Is not currently an executive officer of a tax-exempt organization that has received, within the preceding three years, contributions from Visteon or its subsidiaries in any single fiscal year in excess of the greater of $1 million or 2% of such charitable organization’s consolidated gross revenues for such year.

8. Does not have any other relationships with the Company or with members of senior management that the Board determines to be material.

March 9, 2005

(1)	A director’s immediate family shall include his or her spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law and brothers and sisters-in-law and anyone (other than domestic employees) who shares such director’s home.

A-1

APPENDIX B

Directions to Glenpointe Marriott Hotel

•

From Newark Liberty International Airport:  NJ Turnpike North to Exit 18W. Follow signs for I-95 North (local lanes). Take Exit 70 and follow signs for Teaneck(Exit 70B). From George Washington Bridge, follow signs to I-95 South (local lanes) to Exit 70 (Teaneck). Hotel is at junction of Route 80 and I-95.

•	From LaGuardia Airport: Take Grand Central Pkwy. to Triboro Bridge to cross Bronx Expwy. Take 95S to Exit 70. Hotel is on right.

•

From John F. Kennedy International Airport:  Take the Van Wyck Expressway North to the Grand Central Parkway/West to the Triboro Bridge. Follow signs to the Major Deagan Expressway North or the Harlem River Drive North, follow signs for the George Washington Bridge. From the GWB follow signs for I-95 South/80 West Local Lanes to Exit 70 Teaneck, Hotel will be directly front of you.

B-1

This Proxy Statement is printed entirely on recycled and recyclable paper. Soy ink, rather than petroleum-based ink, is used.

VISTEON CORPORATION

ONE VILLAGE CENTER DRIVE

VAN BUREN TOWNSHIP, MI 48111

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M74463-P52029	KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

VISTEON CORPORATION
The Board of Directors recommends you vote FOR the following:

1.	Election of Directors

	Nominees:	For	Against	Abstain

	1a. Duncan H. Cocroft	☐	☐	☐

	1b. Jeffrey D. Jones	☐	☐	☐

	1c. Timothy D. Leuliette	☐	☐	☐

	1d. Robert J. Manzo	☐	☐	☐

	1e. Francis M. Scricco	☐	☐	☐

	1f. David L. Treadwell	☐	☐	☐

	1g. Harry J. Wilson	☐	☐	☐

	1h. Kam Ho George Yuen	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.				☐

The Board of Directors recommends you vote FOR the following proposals:		For	Against	Abstain

2.	Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2014.	☐	☐	☐

3.	Provide advisory approval of the Company’s executive compensation.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

VISTEON CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DATE:	THURSDAY, JUNE 12, 2014
TIME:	11:00 AM EASTERN DAYLIGHT TIME
LOCATION:	GLENPOINTE MARRIOTT
100 FRANK W BURR BOULEVARD
TEANECK, NEW JERSEY

We invite you to attend the 2014 Annual Meeting of Stockholders at the Glenpointe Marriott. At this meeting, you and the other stockholders will be able to vote on the election of directors, ratification of the Company’s independent registered public accounting firm and advisory approval of the Company’s executive compensation, together with any other business that may properly come before the meeting. You may vote on these proposals in person or by proxy. If you cannot attend the meeting, we urge you to vote by proxy, so that the shares will be represented and voted at the meeting in accordance with your instructions. See the attached Proxy Statement for details on voting by proxy.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com.

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M74464-P52029

VISTEON CORPORATION

Proxy is solicited on behalf of the Board of Directors

for the Annual Meeting of Stockholders

The stockholder hereby appoints Jeffrey M. Stafeil and Heidi A. Sepanik, or either of them, as proxies, with power of substitution, to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Visteon Corporation that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 a.m. Eastern Time on June 12, 2014, at the Glenpointe Marriott, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side